Exhibit 4.100

m.v. “Castellani”

ADDITIONAL CLAUSES

to the Bareboat Charter dated          4 May          2018

between

HAI KUO SHIPPING 1622 LIMITED

(as Owners)

And

KAHUNA OWNERS INC.

(as Charterers)

in respect of

m.v. "Castellani"

DEFINITIONS AND INTERPRETATION
32.1	In this Charter, unless the context otherwise requires, the following expressions shall have the following meanings:
"Account Bank" means ABN AMRO BANK N.V.;
"Account Pledge" means the first priority pledge agreement over the Earnings Account and the Debt Service Retention Account entered or to be entered into by the Charterers in favour of the Owners, in form agreed between the Parties;
"Actual Delivery Date" has the meaning given to it in Clause 33.1 of this Charter;
"Advance Charterhire" has the meaning given to it in Schedule 1 (Payment Dates and Fixed Charterhire);
"Affiliates" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company;
"Approved Brokers" has the meaning given to it in Clause 49.l of this Charter;
"Approved Manager" means TMS Bulkers Ltd., a corporation incorporated under the laws of the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, or such other company appointed by the Charterers as the technical and commercial manager of the Vessel with the Owners' prior written consent or in accordance with Clause 48.1 (Approved Manager);
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“Approved Valuer” means any of Braemar ACM Shipbroking, Fearnleys Shipping AS, Lorentzen & Stemoco AS, Clarksons Platou, Simpson Spence & Young Shipbrokers Ltd (SSY), VesselsValue Ltd, Arrow Valuations Ltd., Compass Maritime Services, LLC, Barry Rogliano and Salles (BRS), Golden Destiny S.A., Galbraiths Limited Shipbrokers, Howe Robinson, Maersk Brokers or such other international independent and reputable ship sale and purchase shipbroker as may from time to time be appointed by the Owners acting reasonably;
“Assignment of Charter” has the meaning given to such term in Clause 48.lS(b) (Restrictions on sub-chartering, appointment of managers etc.);
“Assignment of Management Agreement” means the first priority deed of assignment of the Management Agreement, executed or to be executed by the Charterers as assignor and the Owners as assignee, being in form agreed between the Parties;
“Associated BBCs” has the meaning given to it in the Intercreditor Deed;
“Associated Charterers” has the meaning given to it in the Intercreditor Deed;
“Associated Obligors” has the meaning given to it in the Intercreditor Deed;
“Associated Owners” has the meaning given to it in the Intercreditor Deed;
“Associated Transaction Documents” has the meaning given to it m the Intercreditor Deed;
“Associated Vessels” has the meaning given to it in the Intercreditor Deed;
“Authorisation” means:
(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or
(b)
in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action;

“Banking Day” means a day (other than a Saturday or a Sunday) on which banks are generally open for business in (i) Athens and Beijing; (ii) in relation to a day on which a payment is to be made or calculated in Dollars, Athens, New York and Beijing; and (iii) in relation to any matter relating to LIBOR (including the Quotation Date), London;
“Breakage Costs” means all costs (including without limitation any funding, foreign exchange or other losses (whether constituting a loss of profit, loss of contract, loss of revenue or otherwise) or any expense, premium or penalty, but excluding any loss of profit on the portion of the Variable Charterhire attributable to the Margin) which the Owners sustains or incurs in respect of any liquidation, prepayment or redeployment.
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of funds borrowed, contracted for or utilised to fund the Owners in connection with its acquisition, financing or the refinancing, and disposal of the Vessel, including without limitation such costs incurred as a consequence of:-
(a)	the Owners terminating this Charter pursuant to the terms hereof; and/or
(b)	the lease of the Vessel under this Charter being prevented or terminated early due to the occurrence of a Termination Event or Total Loss; and/or
(c)	any prepayment of the Charterhire Principal Balance pursuant to Clause 52.2(b); and/or
(d)	the exercise of the Call Option by the Charterers;
“Call Option” has the meaning given to it in Clause 53 of this Charter;
“Call Option Price” means the sum of:-
(a)	the Termination Sum (excluding the amounts set out in paragraphs (b), (e) and (f) of the definition thereof) as at the date on which the Sale to the Charterers takes place; and
(b)	One Hundred Point Five percent (100.5%) of the Charterhire Principal Balance as at the date on which the Sale to the Charterers takes place;
“Charterers” means Kahuna Owners Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960;
“Charterhire” means, in respect of each or, as the context may require, any Payment Date, the aggregate amount of the Fixed Charterhire and the Variable Charterhire payable on each or such Payment Date in accordance with Clause 37;
“Charterhire Principal” means Twenty-Four Million Dollars only (US$24,000,000), being the aggregate amount of Fixed Charterhire payable on the Payment Dates under this Charter;
“Charterhire Principal Balance” means the Charterhire Principal as may be reduced by payments or prepayments of Fixed Charterhire by the Charterers to the Owners under this Charter;
“Charter Period” has the meaning given to it in Clause 36.1 of this Charter;
“Classification Society” means the classification society as named in Box I0, or any other classification society notified by the Charterers to the Owners which is a member of the International Association of Classification Societies and with the Owners’ prior written consent;
“Code” means the US Internal Revenue Code of 1986, as amended, supplemented or replaced from time to time;
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“Confidential Information” means:-
(a)
where the Owners are the receiving party, all information relating to the Charterers, any Obligor, the Group and/or the Relevant Documents of which the Owners become aware in its capacity as, or for the purpose of becoming, the Owners which is received by the Owners in relation to, or for the purpose of becoming the Owners under, the Transaction Documents from any Obligor or member of the Group or any of its advisers; or

(b)
where the Charterers or any Obligor is the receiving party, all information relating to the Owners and its affiliates of which the Charterer or any Obligor becomes aware in its capacity as, or for the purpose of becoming, the Charterers which is received by the Owners in relation to, or for the purpose of becoming an Obligor under, the Transaction Documents from the Charterers or any of its affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information, but excludes information that:
(i)	is or becomes public information other than as a direct or indirect result of any breach by the receiving party of Clause 58.1; or
(ii)	is identified in writing at the time of delivery as non-confidential by the disclosing party or any of its advisers; or
(iii)
is known by the receiving party before the date the information is disclosed to it in accordance with this definition or is lawfully obtained by the receiving party after that date, from a source which is, as far as the receiving party is aware, unconnected with the disclosing party and which, in either case, as far as the receiving party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality;

“Debt Service Retention Account” means a USD account of the Charterers opened or to be opened with the Account Bank, with account number NL21ABNA08 l 885l 678.
“Disruption Event” means either or both of:
(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the lease of the Vessel (or otherwise in order for the transactions contemplated by the Transaction Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; and

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(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:
(i)	from performing its payment obligations under the Transaction Documents; or
(ii)
from communicating with other Parties in accordance with the terms of the Transaction Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted;

“Dollars” and “US$” means the lawful currency for the time being of the United States of America;
“Earnings Account” means a USD account of the Charterers opened or to be opened with the Account Bank, with account number NL54ABNA08 l 7696881.
“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement, security interest or other encumbrance of any kind in each case, securing or conferring any priority of payment in respect of any obligation of any person and includes any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security in each case under any applicable law;
“End Charterhire” has the meaning given to such term in Schedule 1 (Payment Dates and Fixed Charterhire);
“Environmental Approvals” means all material approvals, licences, permits, exemptions or authorisations required under applicable Environmental Laws;
“Environmental Claim” means:
(a)
any claim by, or directive from, any applicable governmental, judicial or other regulatory authority alleging breach of, or non-compliance with, any Environmental Laws or Environmental Approvals or otherwise howsoever relating to or arising out of an Environmental Incident; or

(b)	any claim by any other third party howsoever relating to or arising out of Environmental Incident;
and, in each such case, “claim” shall means a claim for damages, cleanup costs, compliance, remedial action or otherwise;
“Environmental Incident” means:
(a)	any release of Environmentally Sensitive Material from the Vessel;
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(b)
any incident in which Environmentally Sensitive Material is released from a vessel other than the Vessel and where the Vessel is actually or potentially liable to be arrested as a result and/or the Charterers or the Approved Manager or any manager of the Vessel are actually or allegedly at fault or otherwise liable;

“Environmental Laws” means all Jaws, regulations, proclamations, orders, conventions and agreements whatsoever relating to pollution or protection of the environment (including, without limitation International Convention on Civil Liability for Oil Pollution Damage, the United States Oil Pollution Act of I990 (as same may be amended and/or re-enacted from time to time, the “Oil Pollution Act”), United States Comprehensive Environmental Responses, Compensation and Liability Act and any comparable United States federal Jaws or Jaws of the individual States of the United States of America) all as amended or supplemented from time to time;
“Environmentally Sensitive Material” means oil, oil products, any other substance which is polluting, toxic or hazardous or any substance the release of which into the environment is regulated, prohibited or penalised by or pursuant to any Environmental Laws;
“Fee Letter” means the fee Jetter entered or to be entered into between the Owners and the Charterers in respect of the payment of Upfront Fee, such Jetter to be in form agreed between the Parties;
“FATCA” means:
(a)	sections 1471 to 1474 of the Code or any associated regulations;
(b)
any treaty, Jaw or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any Jaw or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, Jaw or regulation referred to in paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction;

“FATCA Deduction” means a deduction or withholding from a payment under a Transaction Document required by FATCA;
“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction;
“FATCA FFI” means a foreign financial institution as defined in section 147l(d)(4) of the Code which, if the Owners are not a FATCA Exempt Party, could be required to make a FATCA Deduction;
“Financial Indebtedness” means any indebtedness for or in respect of:
(a)	moneys borrowed;
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(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;
(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;
(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);
(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;
(g)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and
(i)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above;
“Fixed Charterhire” means the amounts set out in Schedule 1 (Payment Dates and Fixed Charterhire), under the column “Fixed Charterhire”;
“Flag State” means (i) in respect of ownership title registration, the Marshall Islands and (ii) in respect of bareboat charter registration, Malta, or such other flag state of the Vessel as may be changed according to Clause 44.2;
“GAAP” means generally accepted accounting principles as effective from time to time in the United States of America;
“General Assignment” means the general assignment and subordination, incorporating:-
(a)	a first priority deed of assignment of:-
(i)	the Charterers’ rights and interests in the Vessel’s earnings, insurances and requisition compensation and certain contracts of the Charterers; and
(ii)	the Approved Manager’s rights and interests in the Vessel’s insurances; and
(b)	a subordination of indebtedness owed by the Charterers to the Approved Manager,
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executed or to be executed by the Charterers and the Approved Manager as assignors and the Owners as assignee, in form agreed between the Parties;
“Governmental Agency” means any government or any governmental agency, semi- governmental or judicial entity or authority (including, without limitation, any stock exchange or any self-regulatory organisation established under statute);
“Group” means the Guarantor, and “member of the Group” shall be construed according]y;
“Guarantee” means the guarantee and indemnity executed or to be executed by the Guarantor in favour of the Owners in respect of the Obligors’ obligations under the Transaction Documents, being in form agreed between the parties thereto;
“Guarantor” means Dryships Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960;
“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary;
“Indebtedness” means any obligation for the payment or repayment of money, whether as principal or as surety, present, actual or contingent, primary, several or joint or secured or unsecured;
“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature;
“Insurances” means (a) any and all contracts and/or policies of insurance required to be in place, taken out, effected and maintained according to any provisions of this Charter, by or for the benefit of the Owners and/or the Mortgagee and/or the Charterers and/or the Approved Manager (whether in the sole name or joint names of one or more of such entities or otherwise) in respect of the Vessel or otherwise howsoever in connection therein; and (b) all rights, benefits and other assets relating to, or deriving from, any of the foregoing, including claims of whatsoever nature and return of premium;
“Intercreditor Deed” means the intercreditor agreement (if any) entered or to be entered into between (i) the Owners and the Charterers in respect of the Vessel and (ii) other owners and charterers in respect of other vessels, and designated as the Intercreditor Deed by the Owners and the Obligors;
“Interest Period” means a period determined in accordance with Section B (Interest Period) of Schedule 2 (Interest Related Provisions);
“Interpolated Screen Rate” means, in relation to LIBOR, the rate (rounded upwards to four decimal places) which results from interpolating on a linear basis between:
(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is Jess than the period for which interest rate is to be determined; and
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(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the period for which interest rate is to be determined, each as of I1.00am (London time) on the Quotation Date for Dollars;
“ISM Code” means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A.741(18) of the International Maritime Organisation and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions of it and any regulations issued pursuant to it (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code);
“ISPS Code” means the International Ship and Port Facility Security Code adopted by the International Maritime Organisation incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions of it and any regulations issued pursuant to it;
“ISSC” means a valid and current International Ship Security Certificate issued under the ISPS Code;
“LIBOR” means, in relation to an Interest Period:
(a)	the applicable Screen Rate as of 11 a.m. (London time) on the Quotation Date for Dollars and for a period equal in length to that Interest Period; or
(b)	as otherwise determined pursuant to paragraph 3 (Unavailability of Screen Rate) of Section A (Interest Rate) to Schedule 2 (Interest Related Provisions),
and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero;
“Losses” means all losses, costs, charges, expenses, fees, payments, liabilities, penalties, fines, damages or other sanctions of a monetary nature;
“Major Casualty” means any casualty to the Vessel respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible exceeds One Million only (US$1,000,000.00) or the equivalent in any other currency;
“Management Agreement” means the technical and commercial management agreement in respect of the Vessel executed or to be executed between the Charterers as disponent owner and the Approved Manager as manager;
“Margin” means:
(a)	subject to paragraph (b) below, two point eight five percent (2.85%) per annum; and
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(b)
if the Guarantor’s audited consolidated financial statements for the financial year ended 31 December 2018 show a net loss (instead of a positive net profit), three percent (3%) per annum starting from the Interest Period during which the financial statements were (i) supplied to Owners pursuant to Clause 46.1 (Financial statements), (ii) supplied to the Guarantor’s shareholders or (iii) made available for public inspection (whichever is earlier), and for the remaining term of this Charter;

“Market Value” means the market value of the Vessel (or any other ship provided as additional security pursuant to Clause 52 (Asset Value)), expressed in Dollars, during the relevant month as assessed by taking the average of the valuations made by two Approved Valuers, one appointed by each Party and, in the case where the difference between the two valuations is ten per cent. (10%) or more, then a third Approved Valuer shall be appointed by the Owners and the Market Value shall be calculated by taking the average of the three valuations (in all cases the expenses and costs of such valuations shall be borne by the Charterers and shall be made without inspection of the Vessel on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing seller and a willing buyer during the relevant month and without the benefit of any existing charter or other contract of employment current at the time of such valuation);
“MARPOL” means the International Convention for the Prevention of Pollution from Vessels 1973 (as modified in 1978 and 1977) and includes any amendments or extensions of it and any regulations issued pursuant to it;
“Material Adverse Effect” means a material adverse effect on:-
(a)	the financial conditions, assets, prospects, business or operations of any Obligor or the Group taken as a whole;
(b)	the ability of any Obligor to perform its obligations under the Relevant Documents or to avoid any Termination Event;
(c)	the validity or enforceability of, or the rights or remedies of the Owners under, the Relevant Documents; or
(d)	the validity, legality, enforceability or priority of any Transaction Security;
“MOA’’ means the memorandum of agreement in respect of the sale and purchase of the Vessel executed or to be executed by the Charterers as seller and the Owners as buyer, in a form and substance satisfactory to the Owners;
“month” means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started. If there is no such numerically corresponding date in the next or subsequent calendar month, the last day of the next or subsequent calendar month should be deemed as such numerically corresponding date;
“Mortgage” has the meaning given to it in Clause 42.2;
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“Mortgagee” has the meaning given to it in Clause 42.2;
“Mortgagee’s Financial Instruments” means the Mortgage and any other security documents granted in favour of the Mortgagee to secure the financing of the Owners’ acquisition of the Vessel;
“Mr. Economou” means George Economou, holder of Greek passport no. AN1300796;
“Obligors” means each of the Charterers, the Approved Manager, the Shareholder and the Guarantor, and “Obligor” means any one of them;
“Original Financial Statements” means the audited consolidated financial statements of the Guarantor for the financial year ended 31 December 2017;
“Owners” means Hai Kuo Shipping 1622 Limited, a corporation incorporated under the laws of the Republic of the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH 96960;
“Owners’ Account” means any Dollar bank account (includes any sub-account thereof) as may from time to time be notified by the Owners to the Charterers by not less than three (3) Banking Days prior written notice;
“Parties” means the Owners and the Charterers, and “Party” means any of them;
“Payment Date” means each of the dates set out in Schedule 1 (Payment Dates and Fixed Charterhire), under the column “Payment Dates”, as adjusted pursuant to Clause 38.l(c);
“Permitted Holders” means, collectively:-
(a)	Mr. Economou and his direct lineal descendants;
(b)	any trust, fund, foundation or other similar entity solely for the benefit of all or any of the persons referred to in paragraph (a) above; and
(c)
any company, corporation or other legal entity directly or indirectly beneficially owned (in respect of 100% of its issued share capital or issued voting share capital) and controlled by any of the persons or entities referred to in paragraphs (a) and (b) above;

“Potential Termination Event” means any event or circumstance specified in Clause 54 (Termination Events) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Transaction Documents or any combination of any of the foregoing) be a Termination Event;
“Quotation Date” means:-
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(a)
in relation to any period for which an interest rate is to be determined under any provision of a Transaction Document, the day which is two (2) London Banking Days before the first day of that period, unless market practice differs in the London interbank market for Dollars, in which case the Quotation Date will be determined by the Owners in accordance with market practice in the London interbank market (and if quotations would normally be given by leading banks in the London interbank market on more than one day, the Quotation Date will be the last of those days); and

(b)
in relation to any Interest Period the duration of which is selected by the Owners pursuant to paragraph 2 of Section C (Default Interest) of Schedule 2 (Interest Related Provisions), such date as may be determined by the Owners (acting reasonably);

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Owners at its request by the Reference Banks as either:
(a)	If:
(i)	the Reference Bank is a contributor to the Screen Rate; and
(ii)	it consists of a single figure,
the rate (applied to the relevant Reference Bank and the relevant currency and period) which contributors to the Screen Rate are asked to submit to the relevant administrator; or
(b)	in any other case, the rate at which the relevant Reference Bank could fund itself in the relevant currency for the relevant period with reference to the unsecured wholesale funding market;
“Reference Banks” means the London office of ICBC (London) pie, J.P. Morgan and/or any bank(s) appointed by Owners in consultation with the Charterers;
“Relevant Documents” means each of the Transaction Documents and the Management Agreement, and “Relevant Document” means any one of them;
“Relevant Jurisdiction” means in relation to an Obligor:
(a)	its jurisdiction of incorporation;
(b)
any jurisdiction where any asset subject to, or intended to be subject to, any of the Transaction Security is created, or intended to be created, under the Transaction Document to which it is a party is situated (other than the jurisdiction of the ports where the Vessel may call at);

(c)	any jurisdiction where it conducts its business (other than the jurisdiction of the ports where the Vessel may call at); and
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(d)	the jurisdiction whose laws govern the perfection of any of the Transaction Security created, or intended to be created, under the Transaction Documents to which it is a party;
“Restricted Party” means a person that is: (i) listed on, or owned or controlled by a person listed on, or acting on behalf of a person listed on, any Sanctions List; (ii) domiciled or resident in, incorporated under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf of, a person domiciled in or organized under the laws of a country or territory that is the target of country-wide or territory- wide Sanctions which impose punitive, restrictive or other sanctions measures on any person being domiciled or resident in, incorporated under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf of, a person domiciled in or organized under the laws of such country or territory; or (iii) otherwise a target of Sanctions (“target of Sanctions” signifying a person with whom a US person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities);
“Sale to the Charterers” has the meaning given to it in Clause 55.6;
“Sanctions” means the economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by: (i) the United States government; (ii) the United Nations; (iii) the European Union (iv) the United Kingdom; (v) the respective national-level governmental institutions and agencies of any of the foregoing, including, without limitation, the Office of Foreign Assets Control of the US Department of Treasury (“OFAC”), the United States Department of State, and Her Majesty’s Treasury (“HMT”); (vi) the Monetary Authority of Singapore; or (vii) the Hong Kong Monetary Authority, (together the “Sanctions Authorities”);
“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT, or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities;
“Screen Rate” means, in relation to any period for which an interest rate is to be determined under any provision of a Transaction Document, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR0l or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases. to be available or if such London interbank offered rate is discontinued or replaced by any successor rate, the Owners may specify another page or service displaying or determining the relevant rate or successor rate after consultation with the Charterers;
“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;
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“Share Pledge” means a first priority pledge agreement executed or to be executed by the Shareholder in favour of the Owners in respect of the Shareholder’s shares in the Charterers, in form agreed between the parties thereto;
“Shareholder” means Drybulk Investments Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960;
“Stock Exchange” means NASDAQ Capital Market, or such other internationally recognized stock exchange agreed between the Owners and the Charterers;
“Subordinated Lender” has the meaning given to it in Clause 47.15 (Subordination);
“Subordination Deed” has the meaning given to it in Clause 47.15 (Subordination);
“Subsidiary” of a person means any company or entity directly or indirectly controlled by such person for which purpose “control” means either ownership of more than fifty per cent. (50%) of the voting share capital (or equivalent right of ownership) of such company or entity or power to direct its policies and management whether by contract or otherwise and the term “Subsidiaries” shall be interpreted accordingly;
“Taxes” or “Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);
“Termination Date” means the date on which the chartering of the Vessel is terminated under this Charter pursuant to the express terms of this Charter including:-
(a)	Clause 50 (Total Loss); or
(b)	Clause 54.2 (Owners’ right to terminate Charter);
“Termination Event” has the meaning given to it in Clause 54.1 (Termination Events) of this Charter;
“Termination Sum” means, as liquidated damages and not as penalty, the agreed pre- estimated Losses of the Owners as a result of the early termination of this Charter prior to the expiry of the Charter Period which amount shall consist of the following:
(a)	all Charterhire due and payable, but unpaid, under this Charter up to (and including) the Termination Date;
(b)	liquidated damages in accordance with the table set out Schedule 4 (Amounts under paragraph (b) of the definition of Termination Sum);
(c)	any Breakage Costs;
(d)	any other sums due and payable to the Owners but unpaid under the Relevant Documents;
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(e)	any outstanding amount payable by the Owners to the Mortgagee (other than principal and interest); and
(f)	interest on the foregoing accrued pursuant to Clause 38.7 up to the date of receipt of the Termination Sum;
“Total Loss” means:-
(a)	actual, constructive, compromised, agreed or arranged total loss of the Vessel; or
(b)
any expropnation, confiscation, requisition or acquisition of the Vessel, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding one (1) year without any right to an extension) unless it is within sixty (60) days redelivered to the full control of the Charterers or the Owners; or

(c)
any arrest, capture, seizure or detention of the Vessel (including any hijacking or theft) unless it is redelivered to the full control of the Charterers or the Owners within sixty (60) days of such capture, seizure or detention;

“Total Loss Date” means:-
(a)	in the case of an actual loss of the Vessel, the date on which it occurred or, if that is unknown, the date when the Vessel was last heard of;
(b)	in the case of a constructive, compromised, agreed or arranged total loss of the Vessel, the earliest of:
(i)	the date on which a notice of abandonment is given to the insurers; and
(ii)
the date of any compromise, arrangement or agreement made by or on behalf of the Charterers and/or the Owners with the Vessel’s insurers in which the insurers agree to treat the Vessel as a total loss; and

(c)
in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Owners (in its absolute discretion based on the information available to it) that the event constituting the total loss occurred;

“Total Loss Sum” means the sum of:-
(a)	the Termination Sum (excluding the amounts set out in paragraphs (b) and (e) of the definition thereof) as at the Total Loss Date; and
(b)	the Charterhire Principal Balance as at the Total Loss Date;
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“Transaction Documents” means
(a)	this Charter;
(b)	theMOA;
(c)	the Guarantee;
(d)	the Account Pledge;
(e)	the Share Pledge;
(f)	the General Assignment;
(g)	the Assignment of Management Agreement;
(h)	any Assignment of Charter;
(i)	the Intercreditor Deed;
(j)	any Subordination Deed;
(k)	the Fee Letter; and ([) any other documents designated as such by the Owners and the Charterers;
“Transaction Security” means the security interests created or intended to be created in favour of the Owners pursuant to the Transaction Documents;
“Upfront Fee” has the meaning given to such term in Clause 56.1 (Upfront Fee);
“Variable Charterhire” means the interest component of the Charterhire amount payable on each or, as the context may require, any Payment Date in respect of an Interest Period, calculated at the applicable interest rate on the prevailing Charterhire Principal Balance, in accordance with Clause 37.l(b); and
“Vessel” means the vessel m.v. “Castellani” with IMO no. 9602409.
32.2	(a)	The headings in this Charter do not affect its interpretation.
(b)
A Potential Termination Event or other default is “continuing” if it has not been remedied or waived, and a Termination Event or a Termination Event (as defined in the Associated BBCs) is “continuing” if it has not been waived.

(c)
References to (or to any specified provision of) this Charter, any other Transaction Document or Relevant Document or any other provision or document shall be construed as references to such document or such provision as in force for the time being and as amended, varied, novated or supplemented in accordance with the terms thereof, or as the case may be, with the agreement of the relevant parties.

(d)	Words importing the plural shall include the singular and vice versa.
(e)	References to a “person” shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any state or any agency thereo£
(f)
Any reference to the “Owners”, the “Charterers”, the “Guarantor”, the “Shareholder”, the “Approved Manager”, any “Obligor” or any other person shall, where the context permits, be construed so as to include their/its and any subsequent successors and permitted transferees and permitted assigns in accordance with their respective interests.

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33.	DELIVERY
33.1
Subject to Clause 33.2, the actual date of delivery for the purpose of this Charter shall be the date (the “Actual Delivery Date”) when the Vessel is in fact delivered by the Charterers to the Owners pursuant to the MOA, and the Charterers shall be deemed to have taken delivery of the Vessel under this Charter simultaneously with delivery of the Vessel by Charterers to the Owners pursuant to the MOA.

33.2
Without prejudice to the other provisions of this Clause 33, the Owners and the Charterers shall on the Actual Delivery Date sign a Protocol of Delivery and Acceptance in the form attached hereto as Schedule 3 (Form of Protocol of Delivery and Acceptance) evidencing delivery of the Vessel hereunder.

33.3	The delivery of the Vessel under this Charter and the delivery of each of the Associated Vessels under the Associated BBCs shall take place on the same day.
34.	TERMS OF DELIVERY
34.1
The Vessel shall be delivered by the Owners to the Charterers under this Charter in the same condition as it was delivered by the Charterers to the Owners under the MOA, and the Charterers hereby acknowledge and agree that the Owners make no condition, term, representation, warranty, covenant, agreement or declaration, express or implied (and whether statutory or otherwise) as to the seaworthiness, merchantability, condition, design, operation, performance, class, capacity or fitness for use or as to the eligibility of the Vessel for any particular trade or operation or any other condition, term, representation or warranty whatsoever, express or implied, with respect to the Vessel. Acceptance of delivery by the Charterers or (as the case may be) deemed delivery of the Vessel to the Charterers under this Charter shall be irrevocable, final and conclusive proof and evidence that, for the purposes of the obligations and liabilities of the Owners hereunder or in connection herewith, the Vessel is at that time seaworthy, in accordance with the provisions of this Charter, in good working order and repair and free and clear of all Encumbrances and debts of whatsoever nature (other than the Mortgage).

34.2
The Charterers hereby waive all their rights in respect of any condition, term, representation or warranty express or implied (and whether statutory or otherwise) on the part of the Owners (except any representation or warranty as to the Owners’ title and ownership over the Vessel) and all their claims against the Owners howsoever and whensoever the same may arise in respect of the Vessel or arising out of the operation or performance of the Vessel and the chartering thereof under this Charter (including in respect of the seaworthiness, condition, design, operation, fitness for use or otherwise with respect to the Vessel). In particular and without prejudice to the generality of the foregoing, the Owners shall be under no liability whatever and howsoever arising in relation to any injury, death, loss, damage or delay of, or to, or in connection with any vessel (including the Vessel) or any person or property whatsoever, whether on board the Vessel or elsewhere, irrespective of whether such injury, death, loss, damage or delay shall arise from the unseaworthiness of or any defect in the Vessel except if such injury, death, loss, damage or delay is caused by the Owners’ misconduct, fault, fraud or negligence. For the purposes of this

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Clause “delay” shall include delay in relation to the Vessel (whether in respect of delivery of the Vessel to the Charterers under this Charter or otherwise) or any other delay whatsoever. The Charterers acknowledge that no representation has been made or will be made by or on behalf of the Owners in relation to the Vessel or any part thereof.
34.3
The Charterers agree that the Owners shall be under no liability to supply any replacement vessel or any piece or part thereof during any period when the Vessel is unusable and shall not be liable to the Charterers or any other person as a result of the Vessel being unusable.

35.	CONDITIONS PRECEDENT AND SUBSEQUENT
35.1
The obligations of the Charterers to charter the Vessel from the Owners under this Charter are subject to and conditional upon the Charterers’ receipt, on or before the Actual Delivery Date, of the following documents in respect of the Owners:-

(a)	certified true copy of its certificate of incorporation (and any relevant certificate of incorporation on change of name);
(b)	certified true copy of its up-to-date articles of incorporation and by-laws;
(c)	its original certificate of good standing dated no earlier than fifteen (15) days before the Actual Delivery Date;
(d)	an original certificate of incumbency dated no earlier than fifteen (15) days before the Actual Delivery Date, setting out, inter alia, its directors, officers and shareholders;
(e)	certified true copy of its board and shareholder resolutions authorizing the Owners to enter into the transaction; and
(f)
(applicable only if any Transaction Document is executed by an attomey-in- fact for and on behalf of the Owners) an original power of attorney of the Owners appointing attomey(s)-in-fact and authorizing such persons to execute the relevant Transaction Documents for and on behalf of the Owners.

35.2
Notwithstanding anything to the contrary in this Charter, the obligation of the Owners to charter the Vessel to the Charterers under this Charter are further subject to and conditional upon the satisfaction of the following:

(a)	on or before the Actual Delivery Date, the Owners shall have received, each in form and substance satisfactory to the Owners:-
(i)	each of the following documents in respect of each of the Obligors:-
(A)	certified true copy of its certificate of incorporation (and any relevant certificate of incorporation on change of name);
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(B)	certified true copy of its up-to-date articles of incorporation and by-laws;
(C)	its original certificate of good standing dated no earlier than fifteen (15) days before the Actual Delivery Date;
(D)
an original certificate of incumbency dated no earlier than fifteen (15) days before the Actual Delivery Date, setting out, inter alia, its directors, officers and (in respect of each of the Obligors other than the Guarantor) shareholders;

(E)	certified true copy of the resolutions or written consent of its board of directors:
(1)	approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute the Transaction Documents to which it is a party;
(2)	authorising a specified person or persons to execute the Transaction Documents to which it is a party on its behalf; and
(3)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Transaction Documents to which it is a party;

(F)
(applicable only if any Transaction Document is executed by an attorney-in-fact for and on behalf of such Obligor) an original power of attorney appointing attorney(s)-in-fact and authorizing such persons to execute the relevant Transaction Documents for and on behalf of such Obligor;

(G)	a specimen of the signature of each person authorised by the resolutions or written consent referred to in sub-paragraphs (E) and/or (F) above;
(H)
(in respect of each Obligor other than the Guarantor) a certified true copy of a resolution or written consent of its sole shareholder, approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party;

(I)	an original certificate of its company secretary:-
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(1)
confirming that the provision or guarantee or security under the Transaction Documents (and, in the case of the Charterers, that the sale and lease-back of the Vessel under the MOA and this Charter) would not cause any guarantee or security limit (and, in the case of the Charterers, any borrowing limit) binding on it to be exceeded;

(2)	setting out the names of its directors, officers and shareholders and the proportion of shares held by such shareholders;
(3)
certifying that each copy document relating to it (and, in respect of the Charterers, the Vessel) delivered under this Clause 35.2 or schedule 1 (Delivery Documents) to the MOA is correct, complete and in full force and effect as at a date no earlier than the Actual Delivery Date; and

(4)	certifying the satisfaction of Clauses 35.2(e) and (f);
(ii)	certified true copy of the Management Agreement;
(iii)
(A) original of each of the Transaction Documents (other than the Assignment of Charter and the Subordination Deed) duly executed by the Obligors party thereto, together with all ancillary documents then required to be delivered thereunder; and

(B)	form of the Assignment of Charter in form agreed between the Parties;
(iv)	evidence that the Earnings Account and the Debt Service Retention Account have been opened; and
(v)	evidence that the minimum balance of the Debt Service Retention Account required under Clause 47.9(a) (Debt Service Retention Account) is maintained;
(vi)	each of the following legal opinions addressed to the Owners:-
(1)	a legal opinion from Reed Smith Richards Butler in relation to English law;
(2)	a legal opinion from Reed Smith LLP in relation to New York law;
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(3)	a legal opinion from Reed Smith LLP in relation to Marshall Islands law;
(4)	a legal opinion from Loyens & Loeff in relation to Dutch law; and
(5)	a legal opinion from Ganado Advocates in relation to Malta law;
(vii)	the Original Financial Statements, together with a Compliance Certificate relating thereto issued in accordance with Clause 46.5 (Compliance certificate);
(viii)	evidence that any process agent referred to m the Transaction Documents has accepted its appointment;
(ix)
such other documentation and other evidence reasonably requested by the Owners in order to conduct any “know your customer”, “anti- money laundering” and other similar procedures under applicable laws and regulations; and

(x)
any other Authorisation or other document, opinion or assurance which the Owners consider to be necessary or desirable (if it has notified the Charterers accordingly) in connection with the entry into and performance of the transactions contemplated by any Relevant Document or for the validity and enforceability of any Relevant Document.

(b)	no later than the Actual Delivery Date, the Owners shall have received the following:
(i)	a favourable op1mon from an independent insurance consultant acceptable to the Owners on such matters relating to the Insurances for the Vessel as the Owners may reasonably require;
(ii)	evidence that the Vessel is held covered under the Insurances;
(iii)	copy of the valid and current Document of Compliance under the ISM Code in respect of the Approved Manager;
(iv)	copy of the valid and current Safety Management Certificate (“SMC”) under the ISM Code in respect of the Vessel;
(v)
(applicable only if the Actual Delivery Date occurs after 31 April 2018) two valuation reports addressed to the Owners, showing (i) the Market Value of the Vessel as at a date no earlier than ten (10) Banking Days before the Actual Delivery Date and (ii) that Clause 52.1 and 52.2 will not apply on the Actual Delivery Date;

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(vi)	evidence that the fees, costs and expenses then due from the Charterers pursuant to Clause 56 (Fees, costs and expenses) have been paid or will be paid by the Actual Delivery Date;
(c)
(i) no later than three (3) Banking Days before the Actual Delivery Date, the Owners shall have received documentary evidence that the Vessel will, contemporaneously with the Actual Delivery Date, be registered with the shipping registry of the Flag State by way of ownership and demise charter registration with the Owners as owner and the Charterers as demise charterer;

(ii)
no later than the Actual Delivery Date, the Owners shall have received documentary evidence that such ownership and demise charter registration has been completed (for the avoidance of doubt, in the case of ownership registration at the Marshall Islands, a provisional registration certificate shall be sufficient evidence for the purposes of this sub-paragraph (ii)); and

(iii)
in the event that evidence of provisional (instead of permanent) demise charter registration has been provided under sub-paragraph (ii) above, within one (1) month from the Actual Delivery Date, the Owners have received documentary evidence that permanent demise charter registration at Malta has been completed;

(d)	the Charterers’ compliance with any letters of undertaking referred to in paragraphs A.12 and A.13 of Schedule I (Delivery Documents) to the MOA, within the time allowed as set out therein;
(e)
from the date of this Charter and throughout the Charter Period, no Termination Event has occurred and is continuing, and no other event having occurred and continuing unremedied, which with the giving of notice and/or lapse of time would, if not remedied, constitute a Termination Event;

(f)
from the date of this Charter and throughout the Charter Period, each of the representations and warranties contained in Clause 45 (Representations and Warranties) of this Charter is true and correct in all material respects by reference to the facts and circumstances then existing; and

(g)	the conditions precedent set out in clause 35.2 of each of the Associated BBCs have been satisfied or otherwise waived by the lessors/owners thereunder.
35.3	(a)	The requirements of Clause 35.2 are for the benefit of the Owners and may be waived by the Owners in its absolute discretion with or without conditions.
(b)	The requirements of Clause 35.1 are for the benefit of the Charterers and may be waived by the Charterers in its absolute discretion with or without conditions.
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36.4
For the avoidance of doubt, any of the documents listed in this Clause 35 shall be deemed provided hereunder if it has already been provided pursuant to clause 8 (Documentation) and schedule I (Delivery Documents) of the MOA.

36.	CHARTER PERIOD
36.1
Subject to the terms of this Charter, the period of chartering of the Vessel under this Charter shall commence on the Actual Delivery Date for a period of ninety-six (96) months (the “Charter Period”) unless otherwise terminated in accordance with the terms hereof.

36.2	Upon the expiry of the Charter Period, the Owners shall have the right to exercise the relevant rights as set out in Clause 55 (Owners’ Right on Termination and Expiry of Charter Period).
37.	CHARTERHIRE
37.1	In consideration of the Owners agreeing to charter the Vessel to the Charterers, the Charterers shall pay to the Owners in respect of the charter of the Vessel:-
(a)	on each Payment Date, Fixed Charterhire in accordance with the table set out in Schedule I (Payment Dates and Fixed Charterhire);
(b)	on each Payment Date (other than the Actual Delivery Date), Variable Charterhire as calculated in the manner set out in Schedule 2 (Interest Related Provisions).
38.	PAYMENTS
38.1
Notwithstanding anything to the contrary contained in the Transaction Documents, all payments by the Charterers under the Transaction Documents to which it is a party (whether by way of hire or otherwise) shall be made as follows:

(a)	in the case of Charterhire, not later than the relevant Payment Date;
(b)	in Dollars in immediately available funds for same day value to the Owners’ Account; and
(c)	if any day for the making of any payment hereunder shall not be a Banking Day, the due date for payment of the same shall be the immediately preceding Banking Day.
38.2
The obligation of the Charterers to pay the Charterhire, any Termination Sum and all other sums required to be paid under this Charter and the other Transaction Documents to which it is a party is absolute and unconditional irrespective of any contingency or reason whatsoever except as specifically provided for in the Transaction Documents and shall not be subject to any right of set-off, counterclaim, defence, suspension, deferment or reduction, and the Charterers shall not have any right to terminate this Charter or any other Transaction Document or to be released,

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relieved or discharged from any obligation or liability under this Charter or any other Transaction Document by any circumstance whatsoever, including but not limited to:
(a)	any set-off, counterclaim, recoupment, defence or other right which any Obligor may at any time have against the Owners or any other person for any reason whatsoever;
(b)
the unavailability of the Vessel for any reason whatsoever, including, but not limited to, any invalidity or other defect in the condition, seaworthiness, design, operation or fitness for use of the Vessel or the ineligibility of the Vessel for any particular trade or for documentation under the laws of any country;

(c)
any title defect or Encumbrance or any dispossession of the Vessel by title (paramount or otherwise) caused by any act or omission of the Owners, any Obligor or any sub-charterers not permitted under this Charter;

(d)	any damage to or loss or destruction (other than a Total Loss), capture, seizure, judicial attachment or arrest, forfeiture or marshals of the Vessel;
(e)
any lien, attachment, levy, detainment, sequestration or taking into custody of the Vessel or any restriction or prevention of or interference with or interruption or cessation in the use or possession thereof by the Charterers for any reason whatsoever, not being the result of the Owners’ failure to maintain its ownership title over the Vessel;

(f)	any insolvency, bankruptcy, reorganisation, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against any Obligor or any member of the Group;
(g)
any change, extension, indulgence or other act or omission in respect of any Indebtedness or obligation of any Obligor or any member of the Group, or any sale, exchange, release or surrender of, or other dealing in, any security for any such Indebtedness or obligation;

(h)
any invalidity, unenforceability, lack of due authorisation or other defect, or any failure or delay in performing or complying with any of the terms and provisions of this Charter or any other Transaction Document by any Obligor or any other person;

(i)	any failure or delay on the part of the Owners whether with or without fault on their part, in performing or complying with any of the terms or covenants hereunder; and
(j)	any enforcement or attempted enforcement by any Mortgagee of its rights under the Mortgage so long as the Charterers shall continue to have quiet enjoyment of the Vessel, whether or not the Charterers shall or should have notice or knowledge of any of the foregoing.
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38.5
Subject to Clauses 53 (Call Option) and SSA (Owners’ Default) and paragraph 6(d) of Section A of Schedule 2 (Interest Related Provisions), the Charterers shall not have any right to terminate or cancel the chartering of the Vessel or to reduce and not to pay any sums payable under this Charter.

38.6	(a)	If:
(i)	it becomes unlawful for any Obligor to discharge any liability under a Transaction Document to which it is a party; or
(ii)	it becomes unlawful, due to reasons other than the Owners’ own fault or omission, for the Owners to exercise or enforce any rights under this Charter or a Transaction Document;
the Charterers shall notify the Owners in writing of the occurrence of such circumstances.
(b)
If, due to the Owners’ own fault or omission, it becomes unlawful for the Owners to exercise or enforce any rights under this Charter or a Transaction Document, the Owners shall notify the Charterers in writing of the occurrence of such circumstances.

38.7
In the event of failure by the Charterers to pay on the due date for payment thereof, or in the case of the sum payable on demand, the date of demand therefor, any hire or o):her amount payable under the Transaction Documents to which it is a party, the Charterers shall pay, as liquidated damages and not as penalty, to the Owners default interest on such hire or such other amount in accordance with Section C (Default Interest) of Schedule 2 (Interest Related Provisions).

38.8
Any interest payable under this Charter and the Transaction Documents shall accrue from day to day and shall be calculated on the actual number of days elapsed and a three hundred and sixty (360) day year.

39.	TAX GROSS-UP AND INDEMNITIES
39.1	Tax definitions.
(i)	In this Clause 39.1:-
“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Transaction Document, other than a FATCA Deduction.
“Tax Payment” means an increased payment made by an Obligor to the Owners under Clause 39.2 or a payment under Clause 39.3.
(ii)	Unless a contrary indication appears, in this Clause 39 a reference to “determines” or “determined” means a determination made in the absolute
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discretion of the person making the determination.
39.2	Tax gross-up.
(a)
All payments to be made by an Obligor to any Owners under the Transaction Documents shall be made free and clear of and without any Tax Deduction unless such Obligor is required to make a Tax Deduction, in which case the sum payable by such Obligor (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that the Owners receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b)	The Charterers shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Owners accordingly.
(c)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)
Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Owners evidence reasonably satisfactory to the Owners that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

39.3	Tax indemnity.
Without prejudice to Clause 39.2, if the Owners are required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Transaction Documents (including any sum deemed for purposes of Tax to be received or receivable by the Owners whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against the Owners, the Charterers shall, within three Banking Days of demand of the Owners, promptly indemnify the Owners which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 39.3 shall not apply to (i) any Tax imposed on and calculated by reference to the net income actually received or receivable by the Owners (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by the Owners but not actually receivable) by the jurisdiction in which the Owners are incorporated or (ii) a FATCA Deduction required to be made by a Party.
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39.4	Stamp taxes. The Charterers shall:-
(a)	pay all stamp duty, registration and other similar Taxes payable in respect of any Transaction Document, and
(b)
within three Banking Days of demand, indemnify the Owners against any cost, loss or liability the Owners incurs in relation to any stamp duty, registration or other similar Tax paid or payable in respect of any Transaction Document.

39.5	Indirect tax.
(a)
All amounts set out or expressed in a Transaction Document to be payable to the Owners shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by the Owners to the Charterers in connection with a Transaction Document, the Charterers shall pay to the Owners (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b)
Where a Transaction Document requires Charterers to reimburse the Owners for any costs or expenses, the Charterers shall also at the same time pay and indemnify the Owners against all Indirect Tax incurred by the Owners in respect of the costs or expenses to the extent the Owners reasonably determine that they are not entitled to credit or repayment in respect of the Indirect Tax.

39.6	FATCA information.
(a)	Subject to paragraph (c) below, each Party shall, within ten (10) Banking Days of a reasonable request by another Party:
(i)	confirm to that other Party whether it is:
(A)	a FATCA Exempt Party; or
(B)	not a FATCA Exempt Party; and
(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and (iii)supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)	If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or
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has ceased to be a FATCA Exempt Party, that Party shall notify that other Party as soon as reasonably practicable.
(c)
Paragraph (a) above shall not oblige the Owners to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;
(ii)	any fiduciary duty; or
(iii)	any duty of confidentiality.
(d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Transaction Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

39.7	FATCA Deduction.
(a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment.

40.	INCREASED COSTS
40.1
Subject to Clause 40.3 the Charterers shall, within three Banking Days of a demand by the Owners, pay for the account of Owners the amount of any Increased Costs incurred by the Owners or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Charter. The terms “law” and “regulation” in this Clause 40.1 shall include any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

40.2	In this Charter “Increased Costs” means:
(ii)	a reduction in the rate of return from the transactions contemplated by the Transaction Documents or on the Owners’ overall capital (including as a result
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of any reduction in the rate of return on capital brought about by more capital being required to be allocated by the Owners);
(iii)	an additional or increased cost; or
(iv)	a reduction of any amount due and payable under any Transaction Document, which is incurred or suffered by the Owners to the extent that it is attributable to the undertaking, funding or performance by the Owners of any of its obligations under any Transaction Document.
40.3	(a)	Clause 40.1 does not apply to the extent any Increased Cost is:
(i)	attributable to a Tax Deduction required by law to be made by an Obligor;
(ii)	attributable to a FATCA Deduction required to be made by a Party;
(iii)
compensated for by Clause I 0.3 (or would have been compensated for under Clause 39.3 but was not so compensated solely because the exclusion in Clause 39.3 applied); or (iv)attributable to the wilful breach by the Owners or its Affiliates of any law or regulation.

(b)	In this Clause 40.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 39.1.
41.	INDEMNITY
41.1	The Charterers shall on demand indemnify the Owners against all Losses suffered by the Owners as a result of or in connection with:
(a)	the performance of its obligations under this Charter and the other Transaction Documents and the transactions contemplated thereby;
(b)
preventing or attempting to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture, detention or requisition of the Vessel, or in securing or attempting to secure the release of the Vessel;

(c)	the Total Loss of the Vessel;
(d)	the occurrence of a Termination Event;
(e)
directly or indirectly in any manner, the design, manufacture, delivery, non delivery, purchase, importation, registration, ownership, chartering, sub- chartering, possession, control, use, operation, condition, maintenance, repair, replacement, refurbishment, modification, overhaul, survey, insurance, sale or other disposal, return or storage of or loss of or damage to the Vessel or

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otherwise in connection with the Vessel (whether or not in the control or possession of the Charterers) including but not limited to those losses described in this Clause 40 and including any and all claims in tort or in contract by an sub-charterer of the Vessel from the Charterers or by the holders of any bills of lading issued by the Charterers;
(f)
directly or indirectly, any claims which may at any time be made on the ground that any design, article or material of or in the Vessel or the operation or use thereof constitutes or is alleged to constitute an infringement of patent or copyright or registered design or other intellectual property right or any other right whatsoever;

(g)	any laws or regulations relating to safety at sea, the ISM Code, the ISPS Code, the MARPOL Protocol, any Environmental Laws or Sanctions;
(h)
the presence, escape, seepage, spillage, leaking, discharge or migration from the Vessel of oil or any other hazardous substance, including without limitation, any claims asserted or arising under the International Convention on Civil Liability for Oil Pollution Damage (CLC) or US Oil Pollution Act of 1990 (as same may be amended and/or re-enacted from time to time hereafter) or similar legislation, regardless of whether or not caused by or within the control of the Charterers; and

(i)
liquidating, employing or prepaying funds acquired or borrowed to purchase or finance or refinance the Vessel (including any costs incurred in unwinding any associated interest rate or currency swaps or currency futures) following any default in payment hereunder or the occurrence of any Termination Event; and

41.2
If, under any applicable law, whether as a result of judgment against the Charterers or the liquidation of the Charterers or for any other reason, any payment to be made by the Charterers under or in connection with this Charter is made or is recovered in a currency other than the currency (the “currency of obligation”) in which it is payable pursuant to this Charter then, to the extent that the payment (when converted into the currency of obligation at the rate of exchange on the date for the determination of liabilities permitted by the applicable law) falls short of the amount unpaid under this Charter, the Charterers shall as a separate and independent obligation, fully indemnify the Owners against the amount of the shortfall; and for the purposes of this sub-clause “rate of exchange” means the actual rate at which the Owners are able to obtain quotation from the market on the relevant date to purchase the currency of obligation with the other currency.

41.3
The indemnities contained in this Clause 41 and each other indemnity contained in this Charter shall survive any termination, cancellation or other ending of this Charter and any breach of, or repudiation by, the Charterers or the Owners of this Charter.

41.5	All moneys payable by the Charterers under this Clause 41 shall be paid on demand.
42.	MORTGAGES AND CHARTERERS’ QUIET ENJOYMENT OF THE VESSEL
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42.1	Provided that no Termination Event has occurred and 1s continuing, the Owners hereby agree not to:
(a)
disturb or interfere with, or cause any person claiming for or on behalf of the Owners to disturb or interfere with, the Charterers’ lawful use, possession and quiet enjoyment of the Vessel during the Charter Period (including its full, quiet and unfettered use, possession and employment of the Vessel subject to the terms of this Charter); and

(b)	take any steps to wind up, liquidate or place in administration or receivership the Owners or commence or continue any analogous proceedings in any jurisdiction.
42.2
The Charterers agree that the Owners shall be entitled at any time after the date of this Charter, and at no extra cost to the Charterers, to grant any reputable bank, financial institution, trust fund or other entity (the “Mortgagee”) one or more mortgages on the Vessel, assignment(s) of the Owner’s earnings, the Insurances and requisition compensation thereof, and assignment(s) of the Owners’ rights under this Charter and/or the other Transaction Documents (collectively, the “Mortgage”), securing a principal amount of no more than United States Dollars Twelve Million Only (US$12,000,000).

42.3
Subject to the Charterers first agreeing on the wording of the notice of assignment and acknowledgement (acting reasonably), any amendments to this Charter and any other documentation reasonably required by the Mortgagee, the Charterers agree with the Owners to execute, acknowledge and agree to be bound by, and to procure that any Obligor executes, acknowledges and agrees to be bound by, notices of any assignment and acknowledgement and other documentation reasonably required by the Mortgagee executed in favour of the Mortgagee (and, in respect of sub-charters assigned or otherwise assignable under the Assignment of Charter and other contracts assigned or otherwise assignable under the General Assignment, the Charterers undertake that (i) such sub-charters and contracts shall not contain any restriction on assignment of the Charterers’ rights and interests thereunder, and (ii) in connection with the contracts assigned or assignable under the General Assignment, notices of assignment to the relevant counterparty will be given only upon the occurrence of a Termination Event which is continuing consistent with the provisions of the General Assignment, and (iii) the Charterers shall use its best efforts to procure that the sub- charterer or counterparty signs any acknowledgement of notice of assignment reasonably required by the Mortgagee).

42.4
The Owners agree to use their commercially reasonable endeavours to procure that the provisions in the Mortgagee’s Financial Instruments do not contradict in any material way with the provisions relating to the Vessel’s employment, insurances, operation, repair and maintenance in this Charter and the other Transaction Documents.

42.5
The Owners undertake to procure the Mortgagee to issue in favour of the Charterers, on the date of the Mortgage, a letter of quiet enjoyment undertaking that, unless a Termination Event has occurred and is continuing, the Mortgagee shall not disturb or

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interfere with the Charterers’ quiet and peaceful use, possession and enjoyment of the Vessel and their operation of the Vessel during the Charter Period, subject to the usual terms and conditions as offered by the Mortgagee and acceptable to the Charterers (acting reasonably).
42.6	Any costs and expenses relating to the Mortgage shall be on the Owners’ account.
42.7	Subject to the terms of this Charter, the Charterers shall provide reasonable assistance to the Owners in relation to the financing of the Vessel.
43.	TRANSFER OF VESSEL
43.1
During the Charter Period any change in the registered ownership of the Vessel shall require the Charterers’ prior approval, which shall be deemed granted as long as (i) the registered ownership of the Vessel is transferred to any of the pennitted assignees or transferees of this Charter or any Transaction Documents as referred to in Clause 57.3, (ii) this Charter would continue on identical terms and (iii) such change of registered ownership of the Vessel will not cause any adverse effect on the operation of the Vessel or the quiet enjoyment of the Vessel by the Charterers.

43.2
The Charterers agree and undertake to enter into (and procure the other Obligors to enter into) any such usual documents (including novations, transfer agreements and acknowledgements of notices) as the Owners shall reasonably require to complete or perfect the transfer of the Vessel (with the benefit and burden of this Charter) pursuant to Clause 43.1, any costs or expenses whatsoever arising in relation thereto to be borne by the Owners.

43.3	Upon completion of the Sale to the Charterers:-
(a)	the Owners shall furnish the Charterers with:
(i)
a legal Bill of Sale (in three originals) in respect of the Vessel warranting that the Vessel is free from any registered encumbrances, mortgages, claims or lien of whatsoever nature other than those which the Obligors or any other sub-charterers caused to become effective against the Vessel during the currency of this Charter;

(ii)	a protocol of delivery and acceptance;
(iii)	a commercial invoice in respect of the Sale to the Charterers;
(iv)
(if applicable) a letter of undertaking from the Owners that they will provide the Certificate of Deletion and the Continuous Synopsis Record of the Vessel within one (1) month of the date of completion of the Sale to the Charterers;

(v)	certified true copies of the Owners’ board resolutions and shareholder resolutions and (if applicable) its original power of attorney authorizing the Sale to the Charterers;
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(vi)	its original Certificate of Good Standing;
(vii)
copy (with original to follow within 10 Banking Days) of the certificate issued by the competent authorities no earlier than three (3) Banking Days prior to the date of completion of the Sale to the Charterers, stating that the Vessel is free from registered encumbrances; and

(viii)	such other documents as the Charterers may reasonably require to effect legal transfer and registration of title in the Charterers’ name in the Charterer’s choice of flag state; and
(b)
the Charterers shall furnish to the Owners with certified true copies of the Charterers’ board resolutions and shareholder resolutions and (if applicable) its original power of attorney authorizing the Sale to the Charterers.

43.4
Upon completion of the Sale to the Charterers, the Owners and the Charterers shall sign a protocol of delivery and acceptance as written confirmation that the Vessel has been delivered by the Owners to the Charterers.

43.5
The Sale to the Charterers shall be on an “as is, where is” (i.e. the Vessel shall be delivered under the Sale to the Charterers as she is and as where she is at the time of delivery under the Sale to the Charterers) without any warranty or guarantee of condition, fitness for purpose or similar type of condition warranty and without any recourse to, or representation or warranty from, the Owners (except the warranty as to the registered except a warranty as to title and ownership of the Vessel). The Charterers hereby acknowledge and agree that the Owners make no condition, term, representation or warranty, express or implied (and whether statutory or otherwise) as to the seaworthiness, merchantability, condition, design, operation, performance, capacity or fitness for use or as to the eligibility of the Vessel for any particular trade or operation or any other condition, term, representation or warranty whatsoever, express or implied, with respect to the Vessel. All registration, legal or other expenses whatsoever incurred in transferring the title from the Owners to the Charterers shall be payable by the Charterers. However, in respect of the Sale to the Charterers, the Owners shall, after receiving from the Charterers all amounts due and payable by the Charterers to the Owners, transfer the title in the Vessel free from Encumbrances and free from any Mortgage other than Encumbrances and claims of whatsoever nature which the Obligors or any sub-charterers caused to become effective against the Vessel during the currency of this Charter.

44.	FLAG
44.1
The Vessel shall upon the Actual Delivery Date be registered by the Charterers (at its own cost and expense) by way of ownership and demise charter registration with the name of the Owners as beneficial owner and the Charterers as demise charterer, under the flag of the Flag State.

44.2
Each party hereto has the right to request for the change of Flag State, subject to the other party’s prior written consent which is not to be unreasonably withheld or delayed. If there is a Mortgage, any change of Flag State shall also be subject to the

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Mortgagee’s consent (not to be unreasonably withheld or delayed), which the Owners shall take reasonable steps to request but shall not be liable to procure or ensure. All the costs and expenses for effecting such change, as well as any additional or increase in the costs, expenses and Taxes incurred or to be incurred by the other party (whether due to change of tax regime or otherwise), shall be borne by the party requesting such change.
44.3
All costs and expenses arising in connection with the initial ownership and demise charter registration of the Vessel or in connection with the maintenance of such registration shall be borne by the Charterers and, if and to the extent from time to time paid by the Owners, shall be reimbursed by the Charterers to the Owners upon demand.

45.	REPRESENTATIONS AND WARRANTIES
45.1
Charterers’ representations. The Charterers acknowledge that the Owners have entered into this Charter in full reliance on representations by the Charterers in the following terms, and the Charterers now warrant to the Owners that the following statements are true and accurate throughout the continuation of this Charter:

(a)
Status.  Each Obligor (other than the Approved Manager) that is a corporation is duly incorporated and validly existing under the laws of its place of incorporation, and each Obligor (other than the Approved Manager) has the power to own its assets and carry on its business as it is being conducted.

(b)
Binding obligations. The obligations expressed to be assumed by each Obligor (other than the Approved Manager) in the Relevant Documents to which it is a party are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion referred to in Clause 35.2, legal, valid, binding and enforceable obligations.

(c)
Non-conflict with other obligations. The entry into and performance by each Obligor (other than the Approved Manager) of, and the transactions contemplated by, the Relevant Documents to which it is a party do not and will not conflict with:-

(i)	any law or regulation applicable to it;
(ii)	its and each of its Subsidiaries’ constitutional documents; or
(iii)	any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets.
(d)
Power and authority.  Each Obligor (other than the Approved Manager) has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Relevant

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Documents to which it is a party and the transactions contemplated by those Relevant Documents.
(e)	Validity and admissibility in evidence. All Authorisations required or desirable:-
(i)	to enable each Obligor (other than the Approved Manager) lawfully to enter into, exercise its rights and comply with its obligations in the Relevant Documents to which it is a party;
(ii)	to make the Relevant Documents to which each Obligor (other than the Approved Manager) is a party admissible in evidence in its jurisdiction of incorporation; and
(iii)	for each Obligor (other than the Approved Manager) and its Subsidiaries to carry on their business, and which are material, have been obtained or effected and are in full force and effect.
(f)
Governing law and enforcement.  For each Obligor (other than the Approved Manager), the choice of English law, New York law or Dutch law (as the case may be) as the governing law of the Relevant Documents to which it is a party will be recognised and enforced in its Relevant Jurisdiction.

(g)
No deduction of Tax. No Obligor (other than the Approved Manager) is required under the law of its Relevant Jurisdiction to make any deduction for or on account of Taxes from any payment it may make under any Transaction Document.

(h)
No filing or stamp taxes. Under the law of each Obligor’s (other than the Approved Manager’s) Relevant Jurisdiction, it is not necessary that the Transaction Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar Taxes be paid on or in relation to the Transaction Documents or the transactions contemplated by the Transaction Documents.

(i)
Tax compliance and no tax claims. Each Obligor (other than the Approved Manager) is in compliance with all relevant Tax laws and regulations in all material respects, and no claim has been made against any Obligor (other than the Approved Manager) in respect of Tax other than those that are being contested in good faith by appropriate proceedings on reasonable grounds and in respect of adequate reserve have been made.

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(j)	No default.
(i)
No Termination Event or any event which, with the giving of notice and/or lapse of time and/or relevant determination, would constitute a Termination Event, might reasonably be expected to result from the Obligors’ (other than the Approved Manager’s) execution of the Transaction Documents or the performance of the their rights and obligations thereunder.

(ii)	No Termination Event has occurred and is continuing.
(iii)
No other event or circumstance is outstanding which constitutes a default or termination event (however described) under any other agreement or instrument which is binding on any Obligor (other than the Approved Manager) or to which its assets are subject which might have a Material Adverse Effect.

(k)
No misleading information. All information (including the list of existing legal proceedings set out in Schedule 5 (Existing Legal Proceedings)) supplied by or on behalf of the Charterers or any other Obligor (other than the Approved Manager) to the Owners was true, complete and accurate in all material respects as at the date it was given and was not misleading in any respect, and the Charterers and the Obligors (other than the Approved Manager) have fully disclosed in writing to the Owners all material facts relating to the Charterers, the Obligors, the Vessel, the Relevant Documents and any other sub-charterer of the Vessel which they reasonably should know.

(I)
Disclosure of Material Facts. The Charterers are not aware of any facts or circumstances which have not been disclosed to the Owners and which might, if disclosed, have adversely affected the decision of a person considering whether or not to purchase the Vessel from and lease the Vessel back to the Charterers.

(m)	Financial statements.
(i)
The financial statements most recently supplied to the Owners (which, at the date of this Charter, are the Original Financial Statements) pursuant to Clause 46.1 were prepared in accordance with GAAP consistently applied save to the extent expressly disclosed in such financial statements.

(ii)
The financial statements most recently supplied to the Owners (which, at the date of this Charter, are the Original Financial Statements) pursuant to Clause 46.1 give a true and fair view and represent the consolidated financial condition and operations of the Group during

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the relevant financial year save to the extent expressly disclosed in such financial statements.
(iii)	There has been no material adverse change in the business or consolidated financial condition of the Group since 31 December 2017.
(n)
Pari passu ranking. Each Obligor’s (other than the Approved Manager’s) payment obligations under the Transaction Documents rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

(o)
No proceedings pending or threatened. Other than the existing legal proceedings set out in Schedule 5 (Existing Legal Proceedings), no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have been started or threatened against any Obligor (other than the Approved Manager) or any of their Subsidiaries.

(p)
No immunity. None of the Obligors (other than the Approved Manager) or any of their assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement).

(q)
Compliance with ISM Code and ISPS Code and MARPOL Protocol. All requirements of the ISM Code, the ISPS Code and the MARPOL Protocol as they relate to the Charterers, the Approved Manager and the Vessel have been complied with in all material respects.

(r)	Environmental compliance. Except as may already have been disclosed by the Charterers in writing to, and acknowledged in writing by, the Owners:
(i)	each Obligor (other than the Approved Manager) has complied with the provisions of all applicable Environmental Laws in all material respects;
(ii)	each Obligor (other than the Approved Manager) has obtained all Environmental Approvals and is in compliance with all such applicable Environmental Approvals in all material respects; and
(iii)	there is no Environmental Claim pending or, to the best of the Charterers’ knowledge and belief, threatened against any Obligor (other than the Approved Manager) or the Vessel.
(s)	No money laundering. In relation to the Obligors’ (other than the Approved
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Manager’s) performance and discharge of their obligations and liabilities under the Transaction Documents, and the transactions and other arrangements effected or contemplated by the Transaction Documents, the Charterers confirm that the Obligors (other than the Approved Manager) are acting for their own account and that the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities).
(t)
Sanctions. No Obligor (other than the Approved Manager) nor any of their Subsidiaries, nor any of their respective directors, officers or employees nor, to the knowledge of the Charterers, any persons acting on any of their behalf:

(i)	is a Restricted Party; or
(ii)	has received notice of or is aware of any claim, action, suit, proceeding or investigation against it or the Vessel with respect to Sanctions by any Sanctions Authority.
(u)
No Place of Business in England or Hong Kong. The Charterers have not registered or established any place of business in England or Hong Kong and none of the other Obligors (other than the Approved Manager) have registered or established any place of business in England or Hong Kong.

45.2	Owners’ representations. The Owners warrant to the Charterers that the following statements are true and accurate throughout the continuation of this Charter:-
(a)	Due incorporation. The Owners are duly incorporated and validly existing under the laws of Marshall Islands.
(b)	Authorisations. the Owners have the corporate capacity, and have obtained all corporate authorisations, consents, approvals, licenses and permits necessary for them:-
(i)	to execute each of the Transaction Documents to which they are a party; and
(ii)	to comply with and perform their obligations under each of the Transaction Documents to which they are a party.
(c)	No revocation of approvals. All the consents, approvals, authorisations, licenses or permits referred to above remain in force and nothing has occurred which makes any of them liable to revocation.
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(d)
No immunity. Neither the Owners nor any of their assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (including, without limitation, set-off, suit, attachment prior to judgment, execution or other enforcement).

(e)
No insolvency or liquidation. The Owners are not insolvent or in liquidation or administration or subject to any other formal or informal insolvency procedure, and no receiver, administrative receive, administrator, liquidator, trustee or analogous officer has been appointed in respect of the Owners or all or a material part of their assets.

(f)	Sanctions. Neither the Owners nor any of their directors, officers or employees nor any persons acting on their behalf:-
(i)	is a Restricted Party; or
(ii)	has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority.
45.3
Repetition. The representations and warranties contained in Clauses 45.1 and 45.2 hereof shall be deemed to be repeated by the Charterers (in respect of Clause 45.1) and the Owners (in respect of Clause 45.2) on each Payment Date as if made with reference to the facts and circumstances existing on such date.

46.	INFORMATION UNDERTAKINGS
The undertakings in this Clause 46 shall remain in force from the date of this Charter until the end of the Charter Period.
46.1	Financial statements. The Charterers shall supply to the Owners:
(a)
as soon as the same become available, but in any event within one hundred twenty (120) days after the end of each of the Guarantor’s fiscal years, the audited consolidated financial statements of the Guarantor for that fiscal year;

(b)
as soon as the same become available, but in any event within ninety (90) days after the end of each half-yearly fiscal period of each of the Gurantor’s fiscal years, the unaudited consolidated financial statements of the Guarantor for that half-yearly fiscal period.

46.2	Requirements as to financial statements.
(a)
Each set of financial statements delivered by the Charterers pursuant to Clause 46.1 shall be certified by a director of the Guarantor as fairly representing the consolidated financial condition of the Guarantor as at the date as at which those financial statements were drawn up.

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(b)
The Charterers shall procure that each set of financial statements of the Guarantor delivered pursuant to Clause 46.1 is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Owners that there has been a change in GAAP, the accounting practices or reference periods and the Guarantor’s Chief Financial Officer delivers to the Owners:-

(i)	a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the Original Financial Statements were prepared; and
(ii)
sufficient information, in form and substance as may be reasonably required by the Owners, to enable the Owners to make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

Any reference in this Charter to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.
46.3	Information: miscellaneous. The Charterers shall supply to the Owners:
(a)	all documents dispatched by any Obligor to its shareholders (or any class of them) or its creditors generally at the same time as they are despatched;
(b)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Obligor, any member of the Group or the Vessel with a claim amount of more than United States Dollars One Million Five Hundred Thousand (US$1,500,000) (or its equivalent in other currencies) or which might, if adversely determined, have a Material Adverse Effect;

(c)
promptly, such further information regarding the financial condition, business and operations of the Vessel, any Obligor or any other member of the Group (including copies of class, technical and other certificates relating to the Vessel) as the Owners may reasonably request (provided that, in respect of any information referred to this sub-paragraph (c) regarding any member of the Group that is not an Obligor, before the occurrence of a Termination Event that is continuing, the Owners may only request such information for the purpose of determining whether a Termination Event has occurred and is continuing); and

(d)	promptly, notice of any change in authorised signatories of any Obligor signed
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by a director or company secretary of such Obligor accompanied by specimen signatures of any new authorised signatories.
46.4	Notification of default.
(a)
The Charterers shall notify the Owners of any Termination Event or Potential Termination Event (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless the Charterers is aware that a notification has already been provided by another Obligor).

(b)
Promptly upon a request by the Owners, the Charterers shall supply to the Owners a certificate signed by one of its directors on its behalf certifying that no Termination Event or Potential Termination Event is continuing (or if a Termination Event or Potential Termination Event is continuing, specifying such Termination Event or Potential Termination Event and the steps, if any, being taken to remedy it).

46.5	Compliance certificate.
(a)
The Charterers shall, at the same time as it furnishes each set of financial statements referred to in Clause 46.l(a) and (b), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 51 (Financial Covenants) as at the date as at which those financial statements were drawn up.

(b)	Each Compliance Certificate shall be signed by two directors or the Chief Financial Officer of the Guarantor.
47.	GENERAL UNDERTAKINGS
The undertakings in this Clause 47 shall remain in force from the date of this Charter for the duration of this Charter.
47.1	Authorisations. The Charterers shall, and shall procure each Obligor to, promptly:
(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and
(b)	supply certified copies to the Owners of,
any Authorisation required to enable it to perform its obligations under the Transaction Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Transaction Document.
47.2	Compliance with laws. The Charterers shall, and shall procure each Obligor to,
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comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Relevant Documents.
47.3
Pari passu ranking. The Charterers shall and shall procure each Obligor to ensure that its payment obligations under the Transaction Documents rank and continue to rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

47.4	Negative pledge.
In this Clause 47.4, “Quasi-Security” means an arrangement or transaction described in paragraph (b) below.
(a)	The Charterers shall not create or permit to subsist any Security over any of its assets.
(b)	The Charterers shall not:
(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Charterers;
(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;
(iii)
enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or (iv)enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.
(c)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, listed below:
(i)	any lien arising by operation of law and in the ordinary course of trading; and
(ii)	any Security or Quasi-Security entered into pursuant to any Transaction Document.
47.5	Disposals.
(a)	The Charterers shall not enter into a single transaction or a series of
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transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.
(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal of assets not subject to the Transaction Security:
(i)	made in the ordinary course of trading of the Charterers; or
(ii)	any disposal, transfer or lease as permitted by the Transaction Documents.
47.6	No other liabilities or obligations to be incurred. The Charterers shall not incur any liability or obligation except:-
(a)	liabilities and obligations under the Transaction Documents to which it is a party;
(b)	liabilities or obligations reasonably incurred m the ordinary course of operating and chartering the Vessel; and
(c)	any indebtedness subordinated in accordance with Clause 47.15 (Subordination).
47.7	Charterers’ other negative undertakings. The Charterers will not:
(a)	carry on any business other than the chartering and operation of the Vessel;
(b)	pay any dividend or make any other form of distribution or effect any form of redemption, purchase or return of share capital, unless:
(i)	the Charterers have sufficient funds to service the payment obligations due and payable on the next Payment Date; and
(ii)
no Termination Event or Potential Termination Event is likely to result from the payment of such dividend, making of such form of distribution or effecting of such form of redemption, purchase or return of share capital;

(c)
provide any form of credit or financial assistance to any person or company except any guarantee to a protection and indemnity association to procure the Vessel’s release from arrest or other attachment or in respect of salvage or a similar situation.;

(d)	open or maintain any account with any bank or financial institution except the Earnings Account and the Debt Service Retention Account;
(e)	issue, allot or grant any person a right to any shares in its capital or repurchase or reduce its issued share capital;
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(f)	incur, or enter into any lease, hire purchase agreement or charter creating, any additional Financial Indebtedness;
(g)	acquire any additional assets, shares or other securities (other than the acquisition of any equipment to be put on the Vessel), or enter into any transaction in a derivative.
47.8	Earnings Account.
(a)	The Charterers shall, and shall procure the Approved Manager to, ensure that all the earnings of the Vessel shall forthwith upon receipt be deposited into the Earnings Account.
(b)	Withdrawals may be made from the Earnings Account provided that no Termination Event has occurred and is continuing.
47.9	Debt Service Retention Account.
(a)	The Charterers shall ensure that the credit balance of the Debt Service Retention Account shall at all times be no less than:-
(i)	United States Dollars Three Hundred Fifty Thousand (US$350,000); or
(ii)
if the Guarantor’s audited consolidated financial statements for the financial year ended 31 December 2018 show a net loss (instead of a positive net profit), then starting from the date falling five (5) Banking Days after those financial statements have been (i) supplied to Owners pursuant to Clause 46.1 (Financial statements), (ii) supplied to the Guarantor’s shareholders or (iii) made available for public inspection (whichever is earlier), United States Dollars Seven Hundred Thousand (US$700,000).

(b)	No withdrawals may be made from the Debt Service Retention Account without the Owners prior written consent.
47.10
Merger. The Charterers shall not (and the Charterers shall procure that no Obligor will) enter into any amalgamation, demerger, merger or corporate reconstruction, save for any corporate restructuring involving members of the Group other than the Obligors which does not have any Material Adverse Effect and provided that the Owners are given prior written notice of the same.

47.11	Change of business. The Charterers shall procure that no substantial change is made to the general nature of the business of the Obligors or the Group from that carried on at the date of this Charter.
47.12 Environmental compliance.  The Charterers shall, and shall procure that each
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Obligor will, comply in all material respects with all Environmental Law, obtain and maintain any Environmental Approvals and take all reasonable steps in anticipation of known or expected future changes to or obligations under Environmental Law or any Environmental Approvals.
47.13	Environmental Claims. The Charterers shall, and shall procure that each Obligor will, inform the Owners in writing as soon as reasonably practicable upon becoming aware of:-
(a)	any Environmental Claim which has been commenced or (to the best of such Obligor’s knowledge and belief) is threatened against the Vessel or any member of the Group, or
(b)	any facts or circumstances which will or might reasonably be expected to result in any Environmental Claim being commenced or threatened against the Vessel or any member of the Group, in each case where such Environmental Claim might reasonably be expected, if determined against that member of the Group, to have a Material Adverse Effect.
47.14
Further Assurance. The Charterers shall promptly take such steps as the Owners may deem necessary or appropriate to maintain and protect the interests of the Owners under the Transaction Documents, including filing and/or registering the Transaction Documents and the execution of such additional documents as the Owners may require.

47.15
Subordination. The Charterers shall procure that all loans or advances to it from (i) any Obligor, (ii) any Permitted Holder, or (iii) any Subsidiary of the Guarantor, Mr. Economou and/or his direct .lineal descendants (each such entity a “Subordinated Lender”) shall be subordinated to the Secured Liabilities and shall further procure that:

(a)
the relevant Subordinated Lender will enter into a subordination deed (in form and substance satisfactory to the Owners) (each a “Subordination Deed”) in favour of the Owners prior to making such loan or advance and that such Subordinated Lender will do all such acts and execute all such documents which the Owners may from time to time require and necessary to ensure the legality, validity, enforceability and admissibility in evidence of such subordination deeds;

(b)	it will inform the Owners immediately upon such loans or advances being made; and
(c)	it will not, at all times during the term of this Charter, make or purport to make
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any payment, whether in cash or otherwise, to any such Subordinated Lender on account of such loans or advances without the prior written consent of the Owners.
47.16	Sanctions.
(a)
The Charterers shall (and shall procure that each other Obligor will) use their best efforts to ensure that no one directly or indirectly uses, lends, makes payments of, contributes or otherwise makes available, all or any part of the proceeds of the purchase price under the MOA or other transaction(s) contemplated under the Transaction Documents to fund any trade, business or other activities:

(i)	involving or for the benefit of any Restricted Party; or
(ii)
in any other manner that would reasonably be expected to result in any Obligor or the Owners being in breach of any Sanctions (if and to the extent applicable to either of them) or becoming a Restricted Party.

(b)	The Charterers shall (and shall procure that each other Obligor will) use their best efforts to prevent the Vessel from being used directly or indirectly:
(i)	by or for the benefit of any Restricted Party; and/or
(ii)	in any trade which could expose the Vessel, any Obligor, the Owners, crew or insurers to enforcement proceedings or any other consequences whatsoever arising from Sanctions.
48.	VESSEL UNDERTAKINGS
The undertakings in this Clause 48 shall remain in force throughout the Charter Period.
48.1
Approved Manager. The Charterers shall appoint the Approved Manager to carry out technical and commercial management of the Vessel, and there shall not be any change to the Approved Manager without the Owners’ prior written consent, unless:-

(a)
the Charterers notify the Owners in writing at least fourteen (14) days prior to the proposed change of the Approved Manager, together with supporting evidence satisfactory to the Owners that the requirements set out in sub- paragraphs (b) to (d) below will be met;

(b)	the new Approved Manager is a commercial and technical manager that is wholly owned by the Permitted Holders;
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(c)
the new Management Agreement is on such terms that are substantially the same as, or more favourable to the Charterers than, the original Management Agreement dated 9 May 2017 entered into between TMS Bulkers Ltd. and the Charterers; and

(d)	immediately upon the change of the Approved Manager,
(i)
the Charterers provide the Owners with a certified true copy of the new Management Agreement; and (ii)the Charterers and the new Approved Manager execute in favour of the Owners such supplements and/or replacements to the General Assignment, the Assignment of Management Agreement each in form and substance satisfactory to the Owners; and

(iii)
the Charterers and the new Approved Manager provide to the Owners certified true copies of their corporate authorisations for the execution of the documents referred to in sub-paragraphs (i) and (ii) above, each in form and substance reasonably satisfactory to the Owners.

48.2	Intentionally omitted.
48.3
Compliance with laws. The Charterers shall at all times ensure compliance with all applicable Environmental Laws and all other laws and regulations relating to the Vessel and the operation and management thereof, provide information to the Owners regarding such matters, and take all reasonable precautions to ensure that the Approved Manager, any sub-charterers, and the crews, employees, agents or representatives of the Charterers at all times comply with such Environmental Laws and other applicable laws.

48.4
Compliance with SOLAS, ISM Code, ISPS Code, etc.  The Charterers shall at all times ensure compliance with all applicable international conventions, codes and regulations, including the International Convention for Safety of Life at Sea (SOLAS) 1974 (as adopted, amended or replaced from time to time), the STCW 95, the ISM Code and the ISPS Code (as each such term is defined in the relevant amendments to SOLAS), and ensure such compliance the Approved Manager or any company performing ship management services in respect of the Vessel on behalf of the Charterers, in all cases at any time before the deadline under the relevant conventions, codes and regulations.

48.5	Intentionally omitted.
48.6
Modification. The Charterers shall not (and the Charterers shall ensure that the Approved Manager and any sub-charterer will not) make any modification or repairs to, or replacement of, the Vessel or equipment installed on it which would or might materially alter the structure, type or performance characteristics of the Vessel or materially reduce its value or utility, without the Owners’ prior written consent. If the Owners so consents, the Charterers shall, if the Owners so require, restore the Vessel to its former condition before termination of this Charter.

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48.7	Installation and removal of parts.
(a)	The Charterers shall (and shall procure that the Approved Manager will) at their own cost replace, renew or substitute such items of equipment as shall be damaged or worn as to be unfit for use.
(b)
The Charterers shall not (and the Charterers shall ensure that the Approved Manager and any sub-charterers will not) remove any material part of the Vessel, or any item of equipment installed on, the Vessel unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Encumbrance or any right in favour of any person other than the Owners and becomes on installation on that the Vessel the property of the Owners.

(c)	The ownership title of any replaced, renewed or substituted equipment or part shall remain with the Owners, except for any equipment installed by the Charterers pursuant to sub-paragraph (d) below.
(d)	Notwithstanding the above, the Charterers may install equipment not owned by the Owners if the equipment can be removed without any risk of damage to the Vessel.
48.8
Voyage declarations. The Charterers shall (and shall ensure that the Approved Manager and any sub-charterer shall) at all times make such (quarterly) voyage declarations if and as may be required in accordance with all applicable insurance conditions especially in order to maintain insurance cover for trading in and to the United States of America and the Exclusive Economic Zone (as defined in the Oil Pollution Act).

48.9
Certificate of Financial Responsibility.  If the Vessel at any time shall call on any US port, the Charterers shall (and will procure that the Approved Manager will), in accordance with the regulations of the Oil Pollution Act and in line with the requirements of the US Coast Guard, obtain in time a Certificate of Financial Responsibility (C.O.F.R), a copy of which shall promptly be provided to the Owners at the request of the Owners.

48.10
Inspection of Vessel.  The Charterers shall (and will procure that the Approved Manager and any sub-charterers will) permit, and shall provide all necessary assistance to, the Owners to inspect or survey the Vessel or instruct a duly authorised surveyor to carry out such inspection or survey on its behalf at the reasonable cost of the Charterers (including the fees of any surveyor) in order to ascertain the condition of the Vessel and to inspect copies of the Vessel’s logs and records certified as true by the Vessel’s master (and the Owners may, for the purpose of such inspection, dry-dock the Vessel if the Vessel has not been dry-docked in accordance with Clause I 0(g)), provided that, so long as no Termination Event has occurred and is continuing, such inspection or survey shall be at any reasonable time or times upon giving written notice to the Charterers without undue disruption or delay to the operation of the Vessel, the Charterers shall bear the reasonable cost of no more than two (2) such

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inspections for each calendar year. The Charterers shall afford all proper security and safety items for such inspections and give the Owners reasonable advance notice of any intended dry-docking of the Vessel.
48.11	Prevention of and release from arrest/detention.
(a)	The Charterers shall (and shall procure the Approved Manager to) promptly discharge:-
(i)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Vessel, its earnings or its Insurances;
(ii)	all Taxes, dues and other amounts charged in respect of the Vessel, its earnings or its Insurances; and
(iii)	all other outgoings whatsoever in respect of the Vessel, its earnings or its Insurances.
(b)
In the event the Vessel is arrested or detained at any time in any jurisdiction by any person having or purporting to have a claim against or any interest in the Vessel or the bunker of the Vessel not due to the fault of the Owners, the Charterers shall (and shall procure the Approved Manager to) within sixty (60) days of such arrest or detention resolve such arrest or detention by way of provision of guarantee or security for costs (whether by the Charterers or its protection and indemnity association or otherwise) or by such other means necessary to ensure the Vessel is released from such arrest or detention and available for operation.

48.12
Maintenance of ownership title and registration. The Charterers shall (and shall procure the Approved Manager to) do all that may be necessary to maintain such documentation and registration in force and so that the Owners shall be held to be the sole and absolute Owners of the whole of the Vessel, and any annual taxes, duties, expenses and fees and other expenses whatsoever for the maintenance of such documentation and registration (including fees payable to lawyers) shall be borne and paid by the Charterers; and the Charterers shall, as soon as possible thereafter, install and shall, continuously thereafter during the Charter Period, cause the permanent certificate of register of the Vessel in the ownership of the Owners to be installed on board the Vessel together with all other ship’s papers including but not limited to those relating to the title of the Vessel in the name of the Owners.

48.13
Provision of Vessel-related information. The Charterers shall (and shall procure the Approved Manager to) as soon as reasonably practicable provide the Owners with any information which it requests regarding:-

(a)	the Vessel, its condition, employment, position and engagements (including copies of the relevant sub-charter and/or charter guarantee, if requested by the Owners);
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(b)	the earnings of the Vessel and payments and amounts due to the Vessel’s master and crew;
(c)	any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Vessel and any payments made in respect of the Vessel;
(d)	any towages and salvages; and
(e)
the Vessel’s, the Charterers’ and/or the Approved Manager’s compliance with the ISM Code, the ISPS Code, MARPOL and other applicable laws and regulations (including copies of the Charterers’ and/or the Approved Manager’s Document of Compliance, if requested by the Owners).

48.14	Notification of certain events. The Charterers shall (and shall procure the Approved Manager to) forthwith notify the Owners in writing of:-
(a)	any casualty which is or is likely to be or to become a Major Casualty;
(b)	any occurrence as a result of which the Vessel has become or is, by the passing of time or otherwise, likely to become a Total Loss;
(c)	any requirement or recommendation made by any insurer or classification society or by any competent authority which is or will not be complied with by the relevant due date(s);
(d)	any arrest or detention of the Vessel, any exercise or purported exercise of any lien on the Vessel or its earnings or any requisition of the Vessel for hire;
(e)	any intended dry docking of the Vessel;
(f)	any Environmental Claim made against the Charterers or any Obligor or in connection with the Vessel, or any Environmental Incident;
(g)	any claim for breach of the ISM Code, the ISPS Code or the MARPOL being made against the Charterers, any of the Approved Manager or otherwise in connection with the Vessel; or
(h)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code, ISPS Code or MARPOL not being complied with, and the Charterers shall (and shall procure the Approved Manager to) keep the Owners advised in writing on a regular basis and in such detail as the Owners shall reasonably require of the status and development of the above events or matters.
48.15	Restrictions on sub-chartering, appointment of managers etc. The Charterers shall not:
(a)	let the Vessel on demise charter for any period;
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(b)
enter into any time or consecutive voyage charter in respect of the Vessel with a term of twelve (12) months or more, unless such charter is promptly upon execution assigned by way of security in favour of the Owners in form and substance satisfactory to the Owners (any such assignment being an “Assignment of Charter”);

(c)	sub-charter the Vessel otherwise than on bona fide arm’s length terms at the time when such charter is fixed;
(d)	appoint a manager of the Vessel other than an Approved Manager;
(e)
put the Vessel into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed United States Dollars One Million (US$1,000,000) (or the equivalent in any other currency) unless (i) that person has first given to the Owners and in terms reasonably satisfactory to it a written undertaking not to exercise any lien on the Vessel or its earnings for the cost of such work or for any other reason or (ii) in the absence of such written undertaking referred in (i) above, the Charterers have provided to the Owners documentary evidence reasonably satisfactory to the Owners showing either that the Charterers have adequate reserve to discharge all amounts payable or to be payable to such person for the work to be done upon the Vessel or that the insurance companies and/or underwriters of the Vessel have accepted the Owners’ and/or Charterers’ claim under the Insurances in respect of the work to be done on the Vessel and such insurance companies and/or underwriters have agreed to pay the proceeds of insurance in an amount not less than the amount payable or to be payable to such person for the work to be done upon the Vessel.

48.16
No operational interest. The Charterers will ensure that the Owners are not at any time represented as carrying goods in the Vessel, or as being in any way connected or associated with any operation, or as having any operational interest m, or responsibility for, the Vessel.

49.	INSURANCES
The undertakings in this Clause 49 shall remain in force throughout the Charter Period.
49.1
Maintenance of Insurance. The Charterers shall insure and keep the Vessel insured free of cost and expense to the Owners and in the joint names of the Owners and the Charterers or otherwise as the Owners and the Charterers may agree:-

(a)	against fire and usual marine risks (including excess risks) on hull and machinery;
(b)	against war risks (including terrorism cover, on hull and machinery basis and on war protection and indenmity);
(c)	against full protection and indenmity risks (including oil pollution liability risks);
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(d)
against such other risks of whatsoever nature and howsoever ansmg as reasonably required by the Owners if such a cover is available in the marine insurance market and it is common marine market practice to have it in place;

on the following terms:
(i)	in Dollars;
(ii)	on terms consistent with prevailing international market practice from time to time be approved by the Owners;
(iii)
in case of the fire and usual marine risks in (a) above, in an amount on an agreed value basis of at least the greater of (x) the then current Market Value or (y) 120% of the Charterhire Principal Balance.

(iv)	in case of war risks in (b) above, the full value and tonnage of the Vessel;
(v)	in case of protection and indemnity risks in (c) above, the full value and tonnage of the Vessel;
(vi)
in the case of pollution liability risk for protection and indemnity risks; for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market (currently USDl,000,000,000);

(vii)
with international reputable insurance brokers (the “Approved Brokers”) and insurance companies and/or underwriters or (in the case of protection and indemnity risks) protection and indemnity association being a member of the International Group of P&I Clubs, in each case approved by the Owners.

49.2
Innocent Owners Insurances. The Owners shall be at liberty to effect, maintain and renew innocent owners insurances and owners’ additional perils (pollution) insurance (and, if required by the Mortgagee, mortgagee’s interest insurance and mortgagee’s additional perils (pollution) insurance) in relation to the Vessel in each case in an amount on an agreed value basis of at least the greater of (i) the then current Market Value or (ii) 120% of the Charterhire Principal Balance, on such terms, through such insurers and generally in such manner as the Owners may from time to time reasonably consider appropriate, and the Charterers shall upon demand fully indemnify the Owners in respect of all premiums and other expenses which are reasonably incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

49.3	Fleet cover.
(a)
If any of the Insurances form part of a fleet cover, the Charterers shall procure the Approved Brokers not to cancel the Insurances for reason of non-payment of premiums for other vessels/units under such fleet cover or of premiums for such other Insurances, and, to the extent allowed under the relevant terms of the Insurances, the Charterers shall procure that the Approved Brokers shall undertake to the Owners that they shall neither set-off against any claims in

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 respect of the Vessel any premiums due in respect of other vessels/units under such fleet cover or any premiums due for other Insurances.
(b)
The Charterers undertake to issue a separate policy in respect of the Vessel being part of a fleet cover if it becomes necessary to protect the Owners’ interests in the Insurance and when so reasonably requested by the Owners.

49.4
Payment under Insurances. The Charterers shall punctually pay all premiums, calls, contributions or other sums payable in respect of all such Insurances and shall upon the Owners’ demand produce copies of all relevant receipts or other evidence of payment.

49.5
Notification of Insurance details. Except in the case of renewal pursuant to Clause 49.6, the Charterers shall, at least ten (10) Banking Days (or such shorter period of time as may be consented to by the Owners) prior to the Charterers effecting any such Insurances, notify the Owners in writing of the details of such proposed Insurances (including, without limitation, details of the insurer and the conditions of the policy).

49.6	Renewal oflnsurances. The Charterers shall:-
(a)
at least fourteen (14) days before the relevant policies, contracts or entries expire, notify the Owners in writing of the names of the brokers proposed to be employed by the Charterers for the purposes of the renewal of such Insurances and of the amounts in which such Insurances are proposed to be renewed and the risks to be covered, in each case subject to compliance with any requirements of the Owners pursuant to this Clause 49;

(b)
procure that the Approved Brokers and the approved war risks and protection and indemnity associations will at least seven (7) days before such expiry confirm in writing to the Owners that they have been instructed to renew the relevant Insurances and such renewals are in the process of being effected in accordance with the instructions so given, and the Charterers shall provide the Owners with details of the instructions as the Owners may require; and

(c)
procure that the Approved Brokers and the approved war risks and protection and indemnity associations will prior to such expiry confirm in writing to the Owners that the relevant Insurances have been renewed, and the Charterers shall provide the Owners with details of the renewed Insurances as the Owners may require.

49.7
Copies of Insurance Certificates. On or promptly after the Actual Delivery Date and within five Banking Days following the issuance or renewal of any insurance policy required to be in effect under this Charter, the Charterers shall furnish the Owners with approved certificates of all Insurances. Such certificates shall be executed by the insurer or by an Approved Broker. Such certificates shall identify underwriters, the type of insurance, the insurance limits and the policy term and shall specifically list the special provisions enumerated for such insurance required by this Clause 49. Concurrently with the furnishing of any such certificate, the Charterers shall furnish the Owners with a certificate of an Approved Broker to the effect that the insurance then carried or to be renewed is in accordance with the terms of this Clause 49, such insurance is in full force and effect and all premiums then due and payable have been paid.

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49.8
Copies of Insurance Policies. On or promptly after the Actual Delivery Date, promptly upon receipt of each such policy, the Charterers shall deliver to the Owners each policy of the Insurances then in effect.

49.9
Guarantees and indemnities. The Charterers shall arrange for the execution of such guarantees or indemnities as may from time to time be required by any protection and indemnity or war risks association.

49.10
Deposit of policies. The Charterers shall deposit with the Approved Brokers (or procure the deposit of) all slips, cover notes, policies, certificates of entry or other instruments of insurance from time to time issued in connection with the Insurances as are effected through the Approved Brokers and to procure that the interest of the Owners shall be endorsed and, where the Insurances have been assigned to the Owners, by means of a notice of assignment the Owners shall be furnished with the originals thereof and to procure that the Approved Broker shall issue to the Owners a letter or letters of undertaking in such form as shall from time to time be reasonably required by the Owners (in line with market standard).

49.11	Intentionally omitted.
49.12
Notice of default, etc. under the Insurances. The Charterers shall promptly inform Owners of each written notice received by it with respect to the cancellation of, adverse change in, or default under the Insurances.

49.13
Insurance consultant’s opinion. The Charterers shall within three (3) Banking Days’ of the Owners’ written demand indemnify the Owners for the cost of the insurance opinion referred to in Clause 35.2(b)(i) and any additional insurance reports or opinions as may be required by the Owners.

49.14
Assistance to the Owners. The Charterers shall do all things and provide all documents, evidence and information as may be necessary to enable the Owners to collect or recover any moneys which shall at any time become due to them in respect of the Insurances.

49.15
Employment of Vessel to conform with terms of Insurances. The Charterers shall not (and shall procure that Approved Manager that they will not) employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the Insurances (including any warranties express or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.

49.16
Application of insurance proceeds. The Charterers shall apply all sums receivable under the Insurances which are paid to the Charterers in accordance with the Loss Payable Clauses in repairing all damage and/or in discharging the liability in respect whereof the insurance moneys shall have been received.

49.17	Entry into US waters. if the Vessel shall at any time enter the waters under the jurisdiction of the United States of America and/or the Exclusive Economic Zone (as defined in the Oil Pollution Act):-
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(i)
the Charterers shan procure that the certificate of entry for the Vessel issued by the protection and indemnity association with which it is entered is endorsed with the U.S. Oil Ponution Clause 20/2/91 (as amended or replaced from time to time) and the Charterers shan procure for the Owners sufficient documentary evidence that the Charterers have provided an declarations and satisfied an other requirements of the association and that the U.S. Trading Exclusion Clause (as defined in the rules and policies of such protection and indemnity association) has been deleted from the cover; and

(ii)
the Charterers shall make (and shall procure that the Approved Manager shall make) an such quarterly or other voyage declarations as may from time to time be required by the protection and indemnity risks association in order to maintain cover for trading to the United States of America and Exclusive Economic Zone and promptly deliver to the Owners copies of all such declarations.

49.18
Provision of information. The Charterers shall produce to the Owners upon demand copies of all policies, certificates of insurance or entry, cover notes and binders relating to the Insurances, and furnish the Owners with any other evidence of the existence of the Insurances as the Mortgagee may request. The Charterers shall procure that the Approved Brokers or the insurers give to the Owners such information as to the Insurances taken out or being or to be taken out in compliance with the Charterers’ obligations under this Clause 49 or as to any other matter which may be relevant to the Insurances as the Owners may reasonably request.

49.19
Indemnity to Owners. Without prejudice to any other provisions of this Charter, in the event that any act, inaction or negligence of the Charterers, the Approved Manager or any sub-charterers shan vitiate any of the Insurances herein provided, the Charterers shall pay to the Owners an losses and indemnify the Owners against an claims and demands which would otherwise have been covered by such Insurances.

49.20
Amendment to the Insurances. The Charterers shan not cause or permit any material adverse change to be made to the terms of any of the Insurances without the prior written consent of the Owners. Should any change be permitted or occur without the consent of the Owners then, without prejudice to the aforesaid obligation of the Charterers or to the rights of the Owners on a Termination Event or to any other provision in this Charter, the Charterers shan forthwith give written notice to the Owners.

49.21
Right to Procure Insurance. In the event the Charterers fail to procure or maintain, or the insurance coverage required by this Clause 49, the Owners, upon 30 days’ prior notice (unless such insurance coverage would lapse within such period, in which event notice shan be give as soon as reasonably possible) to the Owners of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. An amounts so advanced for such purpose by the Owners and shall become an additional obligation of the Charterers to the Owners, and the Charterers shan forthwith pay such amounts to the Owners together with interest accrued thereon in accordance with Clause 38.7 from the date so advanced.

49.22
Modification of insurance requirements. Notwithstanding the foregoing provisions in this Clause 49, the Owners shall be entitled to review the requirements of this Clause 49 from time to time in order to take account of significant changes in circumstances arising

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as a result of any change in circumstances with respect to the Vessel (including without limitation the operation and maintenance thereof) or any amendment to the existing laws of, or adoption of new laws by, any relevant jurisdiction after the date of this Charter (such changes in circumstances to include, without limitation, changes in the availability or the cost of insurance and/or protection and indemnity coverage). The Owners may notify the Charterers in writing from time to time of any proposed modification to the requirements of this Clause 49 which they may reasonably deem appropriate as a result of such amendment to the existing laws of, or adoption of new laws by, that jurisdiction, or as a result of the opinion of an independent firm of marine insurance brokers or an independent firm of international reputable insurance consultant referred to in Clause 49.13 above. Such modification shall take effect on and from the date it is notified in writing to the Charterers as an amendment to this Clause 49 (or, if as a result of the said opinion, from the date of the said advice), and shall bind the Charterers accordingly.
50.	TOTAL LOSS
50.1	Total Loss. Notwithstanding anything to the contrary contained in this Charter, if the Vessel shall become a Total Loss:-
(a)	this Charter shall be deemed as terminated from the Total Loss Date, and the Charterhire shall cease to be payable therefrom; and
(b)
the Charterers shall pay to the Owners the Total Loss Sum on or before the earlier of (i) the date falling ninety (90) days after the Total Loss Date and (ii) the date of receipt by the Owners of the insurance proceeds relating to such Total Loss.

All insurance proceeds in respect of such Total Loss shall be paid to the Owners and shall be applied in deduction of the Total Loss Sum and all other amounts due and payable to the Owners pursuant to this Charter and the other Transaction Documents. Any remaining insurance proceeds after such application shall be paid to the Charterers. For the avoidance of doubt, if such insurance proceeds are insufficient to settle the outstanding Total Loss Sum and all other amounts due and payable to the Owners pursuant to this Charter and the other Transaction Documents, the Charterers shall remain liable for the shortfall.
51.	FINANCIAL COVENANTS
51.1	Financial covenants. The Charterers shall procure the Guarantor to maintain at all times by a reference to the financial statements of the Charterers delivered pursuant to Clause 46.I :
(a)	Working Capital of greater than US$0;
(b)	Cash and Cash Equivalent Investments of not less than United States Dollars Fifteen Million (US$15,000,000); and
(c)	ratio of (i) Consolidated Total Liabilities (excluding Cash and Cash Equivalent Investments) to (ii) Consolidated Total Assets (excluding Cash and Cash Equivalent Investments) of less than 7:10.
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51.2	Financial Definitions. For the purposes of this Clause 51, the following definitions shall apply:
“Cash” means, at any time, freely available cash at bank credited to an account in the name of the Guarantor or any of its Subsidiaries with a reputable financial institution and to which the Guarantor or any of its Subsidiaries is alone beneficially entitled and for so long as (i) that cash is repayable on demand; (ii) repayment of that cash is not contingent on the prior discharge of any other indebtedness of the Guarantor or any of its Subsidiaries or of any other person whatsoever or on the satisfaction of any other condition; and (iii) there is no Security over that cash, provided that amounts that are subject to any Security or any Encumbrance or otherwise not freely withdrawable solely by reason of a covenant as to minimum liquidity imposed on the Guarantor or any of its subsidiaries pursuant to the borrowing arrangements of the Guarantor or any of its subsidiaries shall be included in “Cash”. For the avoidance of doubt, “Cash” shall also include the credit balance of the Debt Service Retention Account and each of the Debt Service Retention Accounts (as such term is defined in each of the Associated BBCs);
“Cash Equivalent Investments” means investments that are short term investments (excluding equity investments) which are readily convertible into cash without incurring any significant premium or penalty;
“Cash Equivalent” means investments that are short term investments (excluding equity investments) which are readily convertible into cash without incurring any significant premium or penalty;
“Consolidated Total Assets” means at any time the aggregate of all assets which would be treated as an asset of the Group in accordance with GAAP.
“Consolidated Total Liabilities” means at any time the aggregate amount of all liabilities incurred by the Group in accordance with GAAP.
“Current Assets” means, at any time, the aggregate at such time of:-
(a)	the cash, stocks, marketable securities and prepayments of the Group;
(b)	the debtors and deposits of the Group payable on demand or within one year from the date of computation (but excluding any amounts due from another member of the Group); and
(c)	any other assets of the Group which would, in accordance with GAAP (as used in the Guarantor’s then most recent audited annual consolidated financial statements) be considered as current assets.
“Current Liabilities” at any time means the aggregate at such time of the obligations of the Group to pay money on demand or within six (6) months from the date of computation (but excluding any such obligations owed to any member of the Group) and any other obligations of the Group which would, in accordance with GAAP (as
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used in the Guarantor’s then most recent audited armual consolidated financial statements), be considered as a current liability.
“Working Capital” means, on any date, Current Assets less Current Liabilities.
51.3
Financial Covenants to Other Lenders. If, at any time before the Actual Delivery Date or during the Charterhire Period, any covenant (a “New Covenant”) regarding any aspect of the financial condition of the Guarantor and/or the Group has been given to any other lender or creditor in connection with Financial Indebtedness borrowed by, guaranteed by, or secured by security provided by the Guarantor, then the Charterers shall notify the Owners in writing within ten (10) Banking Days after the giving of the New Covenant, and:-

(b)
if the New Covenant is of the same nature as, but imposes a more stringent standard than, any of the covenants set out in Clause 51.2 (Financial Covenants) or deemed incorporated as part of this Clause 51 (the “Existing Covenant”), then such Existing Covenant shall be replaced by the New Covenant which shall be deemed incorporated as part of this Clause 51.

(c)	if the New Covenant is of a different nature to the Existing Covenants, then the Additional Covenant shall be deemed incorporated as part of and as an additional financial covenant in this Clause 51.
52.	ASSET VALUE
52.1	Clause 52.2 below applies if the Owners notify the Charterers that
(a)	the Market Value of the Vessel; plus
(b)	the net realisable value of any additional security previously provided under Clause 52.2(a), is at any time below one hundred twenty per cent. (130%) of the Charterhire Principal Balance.
52.2	If the Owners serves a notice on the Charterers under Clause 52.1, the Charterers shall, within fifteen (15) Banking Days after the date on which the Owners’ notice is served, either:
(a)
provide, or ensure that a third party provides, additional security acceptable in form and substance to the Owners which, in the opinion of the Owners, has a net realisable value at least equal to the shortfall and is documented in such terms as the Owners may approve or require; or

(b)	prepay (at least) such part of the Charterhire Principal Balance as will eliminate the shortfall.
52.3
The Charterers shall promptly provide the Owners and any shipbroker or expert acting under this Clause 52 with any information which the Owners, the Approved Valuer, shipbroker or expert may reasonably request for the purposes of the valuation; and, if the Charterers fail to provide the information by the date reasonably specified in the request, the valuation may be made on any basis and assumptions which the Owners, Approved Valuer, shipbroker or expert consider prudent.

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52.4
The Charterers shall at its own cost provide the Owners with valuations addressed to the Owners of the Vessel and any other ship over which additional Security has been created in accordance with Clause 52.2, to enable the Owners to determine the Market Value of the Vessel and such other ship, such valuations to be provided on one occasion in each calendar year during the month of December if no Termination Event or Potential Termination Event has occurred and is continuing, and as many times as required by the Owners if a Termination Event or a Potential Termination Event has occurred and is continuing.

52.5	Any partial prepayment shall be made together with Breakage Costs (if any), and shall be applied towards reducing the Charterhire Principal Balance in the inverse order of maturity.
53.	CALL OPTION
53.1
The Charterers shall have the option to purchase the Vessel and the right to compel, require and oblige the Owners to enter into an agreement with the Charterers for the sale of the Vessel to the Charterers (the “Call Option”) at the Call Option Price.

53.2	The Call Option may only be exercised by the Charterers if:-
(a)	a written notice exercising the Call Option is served by the Charterers upon the Owners at least two (2) months before the date on which the Sale to the Charterers is intended to occur;
(b)	the Sale to the Charterers takes place after the first (1st) anniversary of the Actual Delivery Date; and
(c)	no Termination Event has occurred and is continuing from the time such notice is served until the Sale to the Charterers has occurred.
53.3
If the Charterers fail to pay the Call Option Price, then the Owner may (but is not bound to) terminate this Charter in accordance with Clause 55.1, in lieu of their right to claim against the Charterer for the Call Option Price.

54.	TERMINATION EVENTS
54.1	Termination Events. Subject to Clause 54.3 (No Termination Event upon change of Approved Manager), each of the following events shall be a “Termination Event” for the purposes of this Charter:-
(a)
Non-payment. An Obligor does not pay on the due date any amount payable under any Transaction Document unless such failure to pay is caused by an administrative or technical error or a Disruption Event, and payment is made within three (3) Banking Days of its due date.

(b)
Breach of key provisions. Any breach occurs of Clauses 45.l(s) (No money laundering), 45.l(t) (Sanctions), 47.1 (Authorisations), 47.2 (Compliance with laws) 47.9 (Debt Service Retention Account), 47.10 (Merger), 47.16

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(Sanctions), 49 (Insurances), 51 (Financial Covenants) or 52 (Asset Value);
(c)
Other obligations. Any Obligor does not comply with any provision of the Transaction Documents (other than those referred to in Clause 54.l(a) (Non- payment) and (b) (Breach of key provisions), provided that no Termination Event will occur if the failure to comply is in the opinion of the Owners (acting reasonably) capable of remedy and is remedied to the Owners’ satisfaction within fourteen (14) days of the earlier of (i) the Owners giving notice to the Charterers and/or such Obligor and (ii) the Charterers and/or the such Obligor becoming aware of the failure to comply.

(d)
Misrepresentation. Any representation or statement made or deemed to be made by an Obligor in the Transaction Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Transaction Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made, provided that no Termination Event will occur if the circumstances, events or omissions giving rise to such misrepresentation are capable of remedy and are remedied to the Owners’ satisfaction within fourteen (14) days of the earlier of (i) the Owners giving notice to the Charterers and/or such Obligor and (ii) any Charterers and/or such Obligor becoming aware of the failure to comply.

(e)	Cross default.
(i)	Any Financial Indebtedness of any Obligor or member of the Group is not paid when due nor within any originally applicable grace period.
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(ii)
Any Financial Indebtedness of any Obligor or member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(iii)
Any commitment for any Financial Indebtedness of any Obligor or member of the Group is cancelled or suspended by a creditor of any Obligor or member of the Group as a result of an event of default (however described).

(iv)
Any creditor of any Obligor or member of the Group becomes entitled to declare any Financial Indebtedness of any Obligor or member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(v)
Any default under any Financial Indebtedness of any Obligor or any other member of the Group occurs and such default shall cause any Security on any asset of any Obligor or any other member of the Group securing such Financial Indebtedness to become enforceable.

(vi)	No Termination Event will occur under this Clause 54.l(e) if:-
(A)
the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness in respect of the Obligors (other than the Approved Manager) falling within sub-paragraphs (i) to (v) above is less than United States Dollars One Million Five Hundred Thousand (US$1,500,000) (or its equivalent in any other currency or currencies); or

(B)
the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness in respect of the Approved Manager falling within sub-paragraphs (i) to (v) above is less than United States Dollars Three Million (US$3,000,000) (or its equivalent in any other currency or currencies).

(f)	Default under Associated BBCs. A “Termination Event” (as defined in any of the Associated BBCs) has occurred and is continuing.
(g)
Failure to pay final judgment. Any Obligor or member of the Group fails to comply with or pay any sum due from it under any final judgment or any final order made or given by any court of competent jurisdiction within the period specified in the relevant judgment or if no period is specified within fifteen

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(15) days of such final judgment being issued.
(j)	Insolvency.
(i)
Any Obligor or member of the Group is or is presumed or deemed to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(ii)	The value of the assets of any Obligor or member of the Group is less than its liabilities (taking into account contingent and prospective liabilities).
(iii)	A moratorium is declared in respect of any indebtedness of any Obligor or member of the Group, or any analogous procedure or step is taken in any jurisdiction.
(i)	Insolvency proceedings.
(i)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:
(1)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or member of the Group;

(2)
a composition or arrangement with any creditor of any Obligor or member of the Group, or an assignment for the benefit of creditors generally of any Obligor or member of the Group or a class of such creditors;

(3)
the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of any Obligor or member of the Group or any of its assets; or

(4)	enforcement of any security over any assets of any Obligor or member of the Group,
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or any analogous procedure or step is taken in any jurisdiction.
(j)
Creditors’ process. Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of an Obligor or member of the Group, or any analogous procedure or step is taken in any jurisdiction.

(k)
Invalidity or unenforceability of Relevant Documents. Any of the Relevant Documents shall at any time and for any reason (apart from any reason due to the Owners) become invalid or unenforceable or otherwise cease to remain in full force and effect in any respect, or if the validity or enforceability of any of the Relevant Documents shall at any time and for any reason be contested.

(l)	Unlawfulness. It is or becomes unlawful for an Obligor to perform any of its obligations under the Relevant Documents.
(m)	Repudiation. An Obligor repudiates a Relevant Document or evidences an intention to repudiate a Relevant Document.
(n)	Cessation of business. An Obligor suspends or ceases to carry on all or a material part of its business or there is a material change in the business of any Obligor’ s business.
(o)	Shareholding.
(i)	The Shareholder ceases to be the sole direct legal and equitable shareholder of the Charterers.
(ii)	The Guarantor ceases to be the sole direct legal and equitable, or indirect equitable, shareholder of the Shareholder.
(iii)	The Permitted Holders cease to legally, equitably and directly own, or equitably and indirectly own, at least fifty percent (50%) of the issued share capital of the Guarantor.
(iv)	The Permitted Holders cease to be the sole direct legal and equitable, or indirect equitable, shareholders of the Approved Manager.
(p)	Delisting. The shares of the Guarantors cease to be listed on the Stock Exchange, or are otherwise suspended from trading on the Stock Exchange for more than thirty (30) days.
(q)
Failure to release Vessel from arrest. The Vessel is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim (other than for

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reasons attributable to the Owners) and is not released in accordance with Clause 48.11 (Prevention of and release from arrest/detention).
(r)
Approvals revoked, expired etc.. Any consent, authorisation, licence or approval necessary for the Relevant Documents to be or remain the valid and legally binding obligations of the Obligors, or to enable the Obligors to perfonn their obligations hereunder or thereunder, shall be adversely modified or is not granted or is revoked, suspended, withdrawn or terminated or expires and is not renewed, and such situation is not remedied within fourteen (14) days.

(s)	Material adverse change. Any other event occurs or any other circumstances arise or develop including, without limitation:-
(i)	a change in the business, operations, property or financial condition of any Obligor; or
(ii)	any change in the global, economic, political, international money and/or capital markets, which might reasonably be expected to have a Material Adverse Effect.
(t)
Failure on maintenance and repairs. The Charterers fail to rectify any failure to comply with Clause l0(a)(i) (Maintenance and Repairs) as soon as practically possible after the Owners have requested the Charterers in writing so to do, so that the Insurances are not prejudiced.

(u)	Security imperilled. Any Transaction Security is in any way imperilled or in jeopardy.
(v)	Non-registration of Vessel. The Vessel is not or ceases to be registered under the Flag State.
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(w)
Breach of Environmental Law or Environmental Approval; Environmental Claim. The Charterers or the Approved Manager fail to comply with any Environmental Law or any applicable Environmental Approval or the Vessel has been involved in any incident which gives rise or may give rise to an Environmental Claim against the Vessel, the Charterers and/or the Approved Manager if, in any such case, such non-compliance or incident or the consequences thereof could, in the reasonable opinion of the Owners, and having regard to any insurance cover available to meet any liabilities arising in relation to such incident, reasonably be expected to have a Material Adverse Effect.

(x)
Breach of Insurances. The Charterers or any other relevant person fails to maintain or omits to comply with any requirements of the protection and indemnity association or other insurer with which the Vessel is entered for Insurances or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover (including, without limitation, any cover in respect of liability for Environmental Claims arising in jurisdictions where any the Vessel operates or trades) is liable to cancellation, qualification or exclusion at any time.

54.2
Owners’ right to terminate Charter. Upon the occurrence of a Tennination Event, the Owners may (but not bound and without prejudice to the Charterers obligations) by written notice to the Charterers terminate this Charter and the chartering of the Vessel under this Charter forthwith and recover any and all amounts due and payable hereunder and/or resulting from such termination and to exercise its rights in the manner as set out in Clause 55.

54.3	No Termination Event upon change of Approved Manager. The occurrence of any event set out in Clause 54.1 (Termination Events) shall not constitute a Termination Event if:-
(a)	such event relates solely to the Approved Manager (but not to any other Obligor or the Vessel); and
(b)	the Approved Manager is replaced in accordance with Clause 48.1 (Approved Manager):-
(i)	within fourteen (14) days of the earlier of (x) the Owners giving notice to the Charterers and (y) the Charterers or the Approved Managers becoming aware of such event; or
(ii)
if the grace period set out in sub-paragraph (i) above is not reasonably practicable having regard to the Vessel’s contractual commitments at the time, the Charterers shall promptly notify the Owners in writing of the expected time frame, and the Approved Manager shall be so replaced as soon as reasonably practicable but in any event within one

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(1) month of the earlier of (x) the Owners giving notice to the Charterers and (y) the Charterers or the Approved Managers becoming aware of such event.
55.	OWNERS’ RIGHTS ON TERMINATION AND EXPIRY OF CHARTER PERIOD
55.1
At any time after a Termination Event shall have occurred and is continuing or the right of the Owners to terminate this Charter under any other provisions of this Charter or at law has arisen, the Owners may, by notice in writing to the Charterers immediately, or on such other date as the Owners shall specify:

(a)
if the Vessel has not yet been delivered to the Charterers, terminate its obligation to charter the Vessel to the Charterers, in which case the Charterers shall forthwith pay to the Owners the amounts payable under Clause 56 (Fees, Costs and Expenses) and other amounts payable under the Transaction Documents; or

(b)
if the Vessel has already been delivered to the Charterers, terminate its obligation to charter the Vessel to the Charterers, in which case the Charterers shall forthwith pay to the Owners, as liquidated damages, the Termination Sum.

55.2	Upon the giving of notice of termination under Clause 55.1:
(a)
the Owners may exercise any other right or remedy which may be available to it at law or in equity, or proceed by appropriate judicial or administrative action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Charter;

(b)	the Vessel shall no longer be in the possession of the Charterers and the Charterers shall redeliver the Vessel to the Owners at the Owners’ request in accordance with Clause 59 (Redelivery); and
(c)	the Owners shall be entitled (but not bound and without releasing to the Charterers obligations hereunder) to retake possession of the Vessel.
55.3	Upon the expiry of the Charter Period, the Charterers shall have paid to the Owners the End Charterhire and other amounts payable under the Transaction Documents, failing which:-
(a)	the Vessel shall no longer be in the possession of the Charterers and the Charterers shall redeliver the Vessel to the Owners at the Owners’ request in accordance with Clause 59 (Redelivery); and
(b)	the Owners shall be entitled (but not bound and without releasing to the Charterers obligations hereunder) to retake possession of the Vessel.
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55.4
Following termination of the chartering of the Vessel hereunder pursuant to Clause 55.1 or the expiry of the Charter Period, the Charterers shall irrevocably continue to comply with their obligations under this Charter, including the payment of all amounts payable under this Charter and the Transaction Documents (including the Termination Sum) and/or compliance with the Owners’ request for redelivery of the Vessel under Clause 59 (Redelivery).

55.5
For the purpose of securing to the Owners the due and punctual performance by the Charterers of its obligations under this Charter and any Transaction Documents to which it is a party, the Charterers hereby irrevocably and by way of security appoints the Owners as its attorney on its behalf and in its name or otherwise to execute or sign any document and do any act or thing which it is obliged to do under this Charter or any Transaction Documents to which it is a party, provided that this power of attorney shall only be capable of being exercised by the Owners until the occurrence of a Termination Event which is continuing.

55.6
Upon the expiry of the Charter Period or this Charter is terminated and upon full payment to the satisfaction of the Owners of the End Charterhire (in case of the expiry of the Charter Period) or the Termination Sum (in case of termination of the Charter) and all other amounts payable by the Charterers to the Owners under the Transaction Documents, the Owners shall, for a consideration of US$ l, transfer to the Charterers (or its nominee) all of the Owners’ rights, title and interest in the Vessel based on such Memorandum of Agreement in form and substance substantially the same as Norwegian Sale Form 2012 (or any updated version of the same) to be agreed and executed by the Owners and the Charterers and subject to the terms under Clauses 43.3, 43.4 and 43.5. The transfer of ownership of the Vessel referred to in this Clause shall constitute the “Sale to the Charterers”.

55.7
If the Charterers fail to meet in full its payment obligations pursuant to Clause 55.1 or Clause 55.3 within three (3) Banking Days of the expiry of the Charter Period (in the case of Clause 55.1) or the Termination Date (in the case of Clause 55.3), whether or not the Vessel has been delivered to the Charterers:

(a)
subject to Clause 55.7A (Charterers’ right of first refusal), the Owners shall be entitled (but not bound) to sell the Vessel, without the Charterers’ consent, for such price and on such terms and conditions as it may, in its absolute discretion, think fit; and

(b)	the gross proceeds of the sale of the Vessel received by the Owners (the “Gross Sale Proceeds”) shall, after deduction of:
(i)	all evidenced expenses, disbursements, taxes and expenses whatsoever as may have been incurred by the Owners in respect of the sale of the Vessel; and
(ii)	any outstanding Termination Sum (in the case of Clause 55.1(b)) or any amounts payable under the Transaction Documents (in the case of Clause 55.l(a) or 55.3),
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be retained by the Owners, only to be paid to the Charterers within fifteen (15) Banking Days after each of the Associated BBCs have terminated and all amounts payable to the Associated Owners under the Associated Transaction Documents have been duly received by the Associated Owners.
If the Gross Sale Proceeds are not sufficient to cover the amounts set out in sub- paragraphs (i) and (ii) above in full, the Charterers shall remain liable for the shortfall according to the terms of this Charter.
55.7A
Charterers’ right of first refusal. If the Owners exercise its right to sell the Vessel pursuant to Clause 55.7 through private sale (instead of public auction), the Owners are obliged to notify the Charterers in writing of the proposed sale price (the “Proposed Price”) and the proposed terms and conditions (the “Proposed Terms”) offered by any third party to the Owners, and, provided that no Termination Event (as defined in the Associated BBCs) has occurred and is continuing, the Charterers shall have the right to purchase (or nominate a purchaser controlled by the Permitted Holders to purchase) the Vessel, to be exercised by the Charterers by written notice to the Owners within three (3) Banking Days of the Charterer’s receipt of the said notice:-

(a)	at a price no Jess than the sum of the amounts set out in Clause 55.7(b)(i) and (ii); and
(b)
on such terms and conditions, each no less favourable to the Owners than the corresponding term or condition in the Proposed Terms or the Norwegian Sale Form 2012 (or any updated version of the same) (whichever is more favourable to the Owners), and in any event subject to the requirements set out in Clauses 43.3 43.4 and 43.5.
55.8
If the Vessel has already been delivered to the Charterers and the Charterers fail to meet in full its payment obligations pursuant to Clause 55.1 or Clause 55.3 within three (3) Banking Days of the expiry of the Charter Period (in the case of Clause 55.1) or the Termination Date (in the case of Clause 55.3), the Owners shall be entitled (but not bound) to retain ownership title to the Vessel by declaration in writing to the Charterers:-

(a)	declaring that the Owners shall retain ownership of the Vessel pursuant to this Clause;
(b)	setting out the Market Value as of the Termination Date (in case of Clause 55.1) or as of the expiry of the Charter Period (in case of Clause 55.3); and
(c)	setting out the difference between the Market Value and the Termination Sum (in the case of Clause 55.1(b)) or the amounts payable under the Transaction Documents (in the case of Clause 55.3).
If the Market Value as of the Termination Date (in case of Clause 55.1) or the expiry of the Charter Period (in case of Clause 55.3) is less than the Termination Sum (in the
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case of Clause 55.1(b)) or the amounts payable under the Transaction Documents (in the case of Clause 55.3), the Charterers shall remain liable to pay to the Owners such difference according to the terms of this Charter.
55A.	OWNERS’ DEFAULT
(a)
If, in the absence of any Termination Event which is continuing, the Vessel is arrested or otherwise detained as a result of the Owners’ direct actions or omissions, the Owners shall at their own expense take all reasonable steps, including the provision of bail, to procure that the Vessel is released within a reasonable period of time.

(b)
If any arrest or detention of the Vessel referred to in paragraph (a) above continues for a period of more than forty-five (45) days, the Charterers shall be entitled to purchase the Vessel pursuant to Clause 53 (Call Option), except that:-

(i)	the notice period required under Clause 53.2(a) shall be shortened to ten (10) Banking Days before the date on which the Sale to the Charterers is intended to occur;
(ii)	the requirement under Clause 53.2(b) shall not apply; and
(iii)	the purchase price of the Vessel shall be the sum of:-
(A)	the Termination Sum (excluding the amounts set out in paragraphs (b), (e) and (f) of the definition thereof) as at the date on which the Sale to the Charterers occurs; and
(B)	the Charterhire Principal Balance as at the date on which the Sale to the Charterers occurs.
(c)
Upon the termination of this Charter and the Sale to the Charterers pursuant to the procedure set out above, any liabilities and obligations of the Owners to the Charterers under the Transaction Documents, at law or otherwise shall be extinguished and fully discharged. The Parties agree that the Charterers’ remedies in respect of any breach by the Owners of the Transaction Documents shall be limited to those set out in this Clause 55A.

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56.	FEES, COSTS AND EXPENSES
56.1	Upfront Fee. The Charterers shall pay the Owners a non-refundable upfront fee (the “Upfront Fee”) pursuant to the terms of the Fee Letter.
56.2
Transaction expenses. The Charterers shall, within ten (10) Banking Days of demand, pay the Owners the amount of all properly documented costs and expenses (including legal fees) reasonably incurred by the Owners in connection with:-

(a)	the negotiation, preparation, printing and execution of:-
(i)	this Charter and any other documents referred to in this Charter;
(ii)	any other Transaction Documents executed after the date of this Charter; and
(b)	delivery of the Vessel under the MOA and this Charter.
56.3
Amendment costs. If an Obligor requests an amendment, waiver or consent, the Charterers shall, within ten (10) Banking Days of demand, reimburse the Owners for the amount of all costs and expenses (including legal fees) reasonably incurred by the Owners in responding to, evaluating, negotiating or complying with that request or requirement.

56.4
Enforcement costs. The Charterers shall, within three (3) Banking Days of demand, pay to the Owners the amount of all costs and expenses (including legal fees) incurred by the Owners in connection with the enforcement of, or the preservation of any rights under, any Transaction Document.

57.	ASSIGNMENT AND SET-OFF
57.1	This Charter shall be binding upon and enure for the benefit of the Owners and the Charterers and their respective successors and permitted assigns.
57.2	The Charterers shall not be entitled to assign or transfer any of their rights or obligations under this Charter, unless with the prior written consent of the Owners.
57.3
In addition to the right of the Owners to assign or transfer under Clause 42 and 43, the Owners may at any time assign or transfer any or all of its rights and/or obligations under this Charter and/or the other Transaction Documents to any bank, financial institution, trust, fund or other entity (or their nominees) without the prior consent of the Charterers. ICBC Financial Leasing Co., Ltd. may at any time after the Actual Delivery Date assign or transfer its ownership in the Owners to any of the aforementioned entities without the prior written consent of the Charterers. For the avoidance of doubt, any such assignment or transfer shall (i) be at the Owners’ cost, (ii) not affect the Charterers’ right of quiet enjoyment of the Vessel under this Charter and (iii) shall not result in any additional cost, liabilities or undertakings on the part of Charterers. The Charterers shall,

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at the cost of the Owners, provide reasonable assistance in effecting any such transfer or assignment, including to enter into (and procure the other Obligors to enter into) novations, transfer agreements and acknowledgements of notices.
57.4
Without prejudice to any right of set-off, combination of accounts, lien or other rights which the Owners are at any time entitled whether by operation of law or contract or otherwise, the Owners may (but shall not be obliged to) set off against any obligation of the Charterers due and payable by it hereunder without prior notice any moneys held by the Owners for the account of the Charterers at any office of the Owners anywhere and in any currency. The Owners may effect such currency exchanges as are appropriate to implement such set-off and shall provide notice to the Charterers after such set-off.

58.	CONFIDENTIALITY
58.1
The Owners and the Charterers agree (and the Charterers shall procure the Obligors and the members of the Group to) keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 58.2 and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

58.2	A receiving party of any Confidential Information may disclose such Confidential Information:
(a)	to its board of directors, officers and employees (on a need to know basis), shareholders, tax legal financial and other professional advisors and rating agencies;
(b)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(c)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;
(d)	in the case of the Owners as the receiving party of such Confidential Information, to any person:
(i)	to any actual or potential financier providing funding for the acquisition or refinancing of the Vessel;
(ii)
to whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Transaction Documents and to any of that person’s Affiliates, representatives and professional advisers;

(iii)	to whom ICBCL Financial Leasing Co., Ltd. assigns or transfers (or
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may potentially assign or transfer) its shareholding in the Owners pursuant to Clause 57.3;
(e)
in the case of the Charterers, any other Obligor or any member of the Group being the receiving party of such Confidential Information, to the classification society and the Flag State as may be necessary in connect with the transaction contemplated under the Transaction Documents;

(f)	to any other party to the Transaction Documents; or
(g)	with the prior written consent of the disclosing party.
59.	REDELIVERY
59.1
Upon termination or expiry of this Charter, unless there is a Sale to the Charterers, the Owners shall have the right (but not bound) to require the Charterers to redeliver the Vessel to the Owners within thirty (30) days from the Termination Date or the expiry of the Charter Period:

(a)	at the Vessel’s current or next port of call, or at a port or place convenient to them without hindrance or interference to the Charterers, courts or local authorities; and
(b)	with her class maintained without any conditions or recommendation; and
(c)	free of average damage affecting the Vessel’s class; and
(d)
with all the Vessel’s classification, trading, national and international certificates that the Vessel had when she was delivered under this Charter and the log book and whatsoever necessary relating to the operation of the Vessel, valid and un-extended without conditions or recommendation falling due for a minimum of three (3) months from the time ofredelivery; and

(e)	in the same or as good structure, state, condition and class as that in which she was deemed delivered under Clauses 3, 33 and 34 fair wear and tear not affecting class excepted; and
(f)
with all such spare parts and other equipment she had at the time of delivery under this Charter together with all alterations made to the Vessel during the Charter Period without any cost to the Owners; and

(g)	with all information generated during the Charter Period in respect of the physical condition of the Vessel onboard the Vessel and within the Charterers’ possession.
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59.2	The Charterers shall give the Owners not less than thirty (30) days’ notices of the expected geographical range of redelivery.
59.3
Pending physical repossession of the Vessel in accordance with Clause 59.1, the Charterers shall hold the Vessel as gratuitous bailee only to the Owners. The Owners shall arrange for an authorised representative to board the Vessel as soon as reasonably practicable following the termination of the Charter. The Vessel shall be deemed to be repossessed by the Owners from the Charterers upon the boarding of the Vessel by the Owners’ representative. All arrangements and expenses relating to the settling of wages, disembarkation and repatriation of the Charterers’ Master, officers and crew shall be the sole responsibility of the Charterers.

60.	COMMUNICATIONS
60.1
Except as otherwise provided for in this Charter, all notices or other communications under or in respect of this Charter to either party hereto shall be in writing and shall be made or given to such party at the address, email address (if any) or fax number appearing below (or at such other address, email address or fax number as such party may hereafter specify for such purposes to the other by notice in writing):

In the case of the Owners:
Address:	c/o ICBC Financial Leasing Co., Ltd. 10/F, Bank of Beijing Building, l 7(C) Jinrong Street Xicheng District, Beijing, People’s Republic of China
Email:	kouguangchao@icbcleasing.com
Attn:	Mr. Kevin Kou
Fax:	n/a

In the case of the Charterers:
Address:	c/o TMS Bulkers Ltd. Athens Licensed Shipping Office 11 Fragkokklisias Street, GR 151 25 Marousi, Athens, Greece

Email:	finance@tms-management.org
Attn:	Mr. Dimitris Glynos
Fax:	+30 210 8090205
Tel:	+30 216 2006213

A written notice includes a notice by email (if the recipient has provided its email address as an official mode of communication to the sender). Subject always to the foregoing sentence, any communication by personal delivery or letter shall be deemed to be received upon delivery at such address. Email shall be deemed to be delivered if no failure notice or non-delivery notice is received by the sender of such email within twenty-four (24) hours of sending the relevant email or a delivery receipt message is received by the sender in respect of the relevant email. Facsimile acknowledged by the answerbacks shall be deemed to be delivered upon dispatch.
60.2	All communications and documents delivered pursuant to or otherwise relating to this Charter shall either be in English or accompanied by a certified English translation.
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61.	MISCELLANEOUS
61.1
Time shall be of the essence of this Charter but no failure or delay on the part of any party to this Charter to exercise any power, right or remedy under any Transaction Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise by any party to this Charter of any power, right or remedy preclude any other or further exercise hereof or thereof or the exercise of any other power, right or remedy.

61.2
any amendment or waiver of any provision of this Charter or any other Transaction Documents shall only be effective if the Owners and the Charterers so agree in writing. Any consent by the Owners under this Charter or any Transaction Document must be made in writing. In addition, any such waiver or consent may be given subject to any conditions thought fit by the Owners and shall be effective only in the instance and for the purpose for which it is given.

61.3	The remedies provided in this Charter and any Transaction Document are cumulative and are not exclusive of any remedies provided by law.
61.4
If any provision of this Charter and any Transaction Document is prohibited or unenforceable in any jurisdiction such prohibition or unenforceability shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provision in any other jurisdiction.

61.5
This Charter may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Charter by signing any such counterpart.

61.6	Any person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.
61.7
In the event of any inconsistency in the terms set out in Part I and Part II of this Charter and the Additional Clauses (i.e. Clauses 32 to 62 and Schedules 1 to 5) of this Charter, then the terms of the Additional Clauses shall prevail.

62.	LAW AND DISPUTE RESOLUTION
62.1	This Charter and any non-contractual obligations arising out of or in connection therewith shall be governed by and construed in accordance with English law.
62.2	(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Charter (including any dispute regarding the existence, validity or termination of this Charter) (a “Dispute”).
(b)	The Owners and the Charterers agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.
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(c)
This Clause 62.2 is for the benefit of the Owners only. As a result, the Owners shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Owners may take concurrent proceedings in any number of jurisdictions.

62.3
The Charterers irrevocably waive, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)	suit;
(b)	jurisdiction of any court;
(c)	relief by way of injunction or order for specific performance or recovery of property;
(d)	attachment of its assets (whether before or after judgment); and
(e)
execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

62.4	Without prejudice to any other mode of service allowed under any relevant law, the Charterers:-
(a)
irrevocably appoints Ince Process Agents Limited of 2 Leman Street, London El 8QN, London, England as its agent for service of process in relation to any proceedings before the English courts in connection with any Transaction Document to which it is a party; and

(b)	agrees that failure by the process agent to notify the Charterers of the process will not invalidate the proceedings concerned.
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SCHEDULE 1
PAYMENT DATES AND FIXED CHARTERHIRE
	Payment Date	Fixed Charterhire (US$)
		Castellani
1.	Actual Delivery Date	12,000,00 (the “Advance Charterhire Amount”
2.	Date falling 3 months after the Actual Delivery Date	200,000
3.	Date falling 6 months after the Actual Delivery Date	200,000
4.	Date falling 9 months after the Actual Delivery Date	200,000
5.	Date falling 12 months after the Actual Delivery Date	200,000
6.	Date falling 15 months after the Actual Delivery Date	200,000
7.	Date falling 18 months after the Actual Delivery Date	200,000
8.	Date falling 21 months after the Actual Delivery Date	200,000
9.	Date falling 24 months after the Actual Delivery Date	200,000
10.	Date falling 27 months after the Actual Delivery Date	200,000
11.	Date falling 30 months after the Actual Delivery Date	200,000
12.	Date falling 33 months after the. Actual Delivery Date	200,000
13.	Date falling 36 months after the Actual Delivery Date	200,000
14.	Date falling 39 months after the Actual Delivery Date	200,000
15.	Date falling 42 months after the Actual Delivery Date	200,000
16.	Date falling 45 months after the Actual Delivery Date	200,000
17.	Date falling 48 months after the Actual Delivery Date	200,000
18.	Date falling 51 months after the Actual Deliverv Date	200,000
19	Date falling 54 months after the Actual Delivery Date	200,000
20.	Date falling 57 months after the Actual Delivery Date	200,000
21.	Date falling 60 months after the Actual Delivery Date	200,000
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22.	Date falling 63 months after the Actual Delivery Date	200,000
23.	Date falling 66 months after the Actual Delivery Date	200,000
24.	Date falling 69 months after the Actual Delivery Date	200,000
25.	Date falling 72 months after the Actual Delivery Date	200,000
26.	Date falling 75 months after the Actual Deliverv Date	200,000
27.	Date falling 78 months after the Actual Deliverv Date	200,000
28.	Date falling 81 months after the Actual Delivery Date	200,000
29.	Date falling 84 months after the Actual Delivery Date	200,000
30.	Date falling 87 months after the Actual Delivery Date	200,000
31.	Date falling 90 months after the Actual Delivery Date	200,000
32.	Date falling 93 months after the Actual Delivery Date	200,000
33.	Date falling 96 months after the Actual Delivery Date	5,800,000 (the “End Charterhire Amount”)

Total Fixed Charterhire Payable (i.e. the Charterhire Principal)		24,000,000

Notes:
(a) The above dates are subject to adjustment pursuant to Clause 38.l(c).
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SCHEDULE 2
INTEREST RELATED PROVISIONS
A INTEREST RATE
1
Subject to the provisions of this Section A, the rate of interest on the Charterhire Principal Balance in respect of an Interest Period shall be the aggregate of the Margin and LIBOR for that Interest Period.

2	The Owners shall notify the Charterers of each rate of interest as soon as reasonably practicable after each is determined by the Owners.
3	Unavailability of Screen Rate
(a)
Interpolated Screen Rate: If no Screen Rate is available for LIBOR for an Interest Period, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

(b)	Reference Bank Rate: If no Screen Rate is available for LIBOR for:
(i)	Dollars; or
(ii)	an Interest Period and it is not possible to calculate the Interpolated Screen Rate, the applicable LIBOR shall be the Reference Bank Rate as of 11 a.m. (London time) on the Quotation Date and for a period equal in length to that Interest Period.
(c)
Cost of funds: If sub-paragraph (b) above applies but no Reference Bank Rate is available for Dollars or the relevant Interest Period, there shall be no LIBOR and paragraph 6 (Cost of funds) shall apply to that Interest Period.

4	Calculation of Reference Bank Rate
(a)
Subject to sub-paragraph (b) below, if LIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by or about noon (London time) on the Quotation Date, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)	If at or about noon (London time) on the Quotation Day, none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.
5	Market disruption and discontinuance of LIBOR
(a)
If the Owners have obtained refinancing from the Mortgagee, and the interest rate under the refinancing is adjusted pursuant to the terms thereof due to the funding cost of the Mortgagee (which, for this purpose, includes any participating bank in the refinancing loan) being in excess of LIBOR, then paragraph 6 (Cost of funds) shall apply for the relevant Interest Period.

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(b)
If it becomes apparent to the parties hereto that the Screen Rate for LIBOR will be discontinued indefinitely in the London interbank market, if the Owners so requires (such request to be made no earlier than ninety (90) days before the scheduled date of such discontinuance of LIBOR), the Owners and the Charterers shall enter into negotiations with a view to agreeing a substitute basis for determining the rate of interest. Any alternative basis so agreed shall be binding on the Owners and the Charterers.

6	Cost of funds
(a)	If this paragraph 6 applies, the rate of interest for the relevant Interest Period shall be the percentage rate per annum which is the sum of:
(i)	the Margin; and
(ii)
the rate notified by the Owners to the Charterers as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum either (1) the cost of funding of the Mortgagee as may be notified by the Mortgagee to the Owners from time to time or (2) (if the Owners have not obtained any refinancing from a Mortgagee), the cost of funding of banks generally as may be reasonably determined by the Owners with reference to cost of funding notified to the Owners’ Affiliates by their lenders from time to time.

(b)
If this paragraph 6 applies and Owners or the Charterers so requires, Owners and the Charterers shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall be binding on the Owners and the Charterers.
(d)
If the rate of interest is determined in accordance with paragraph (a) above for two (2) or more consecutive Interest Periods, the Charterers shall be entitled to purchase the Vessel pursuant to Clause 53 (Call Option), except that:-

(i)	the requirement under Clause 53.2(b) shall not apply; and
(ii)	the purchase price of the Vessel shall be the sum of:-
(A)	the Termination Sum (excluding the amounts set out in paragraphs (b) and (f) of the definition thereof) as at the date on which the Sale to the Charterers occurs; and
(B)	the Charterhire Principal Balance as at the date on which the Sale to the Charterers occurs.
B	INTEREST PERIOD
1
The first Interest Period applicable to the Charterhire Principal Balance shall commence on the Actual Delivery Date and subsequent Interest Period shall commence on the expiry of the preceding Interest Period.

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2
Subject to the other Clauses in this section, each Interest Period shall be three (3) months or such other period as notified by the Owners to the Charterers. No Interest Period shall overrun a Payment Date and shall instead end of such Payment Date.

3	In respect of an instalment of the Fixed Charterhire due to be paid under Clause 37 (Charterhire) on a particular Payment Date, an Interest Period shall end on that Payment Date.
C	DEFAULT INTEREST
1
An Obligor shall pay interest in accordance with the following provisions of this Section C on any amount payable by that Obligor under any Transaction Document which the Owners do not receive on or before the relevant date, that is:

(a)	the date on which such Transaction Document provides that such amount is due for payment; or
(b)	if such Transaction Document provides that such amount is payable on demand, the date falling three (3) Banking Days after the day on which the demand is served; or
(c)	if such amount has become forthwith due and payable under Clause 55.1, the date on which it becomes forthwith due and payable.
2
Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Owners to be eight percent (8%) above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted part of the Charterhire Principal Balance in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Owners acting reasonably.

3	If any overdue amount consists of all or part of the Fixed Charterhire which became due on a day which was not the last day of an Interest Period relating to the Charterhire Principal Balance:-
(a)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to the Charterhire Principal Balance; and
(b)	the rate of interest applying to the overdue amount during that first Interest Period shall be six percent (6%) higher than the rate which would have applied if the overdue amount had not become due.
4
The Owners shall promptly notify the Charterers of each interest rate determined under paragraph 3 above and of each Interest Period selected for the purposes of paragraph 2; but this shall not be taken to imply that the Charterers are liable to pay such interest only with effect from the date of the Owners’ notification.

5
Subject to the other provisions of this Charter, any interest due under this Section C shall be paid on the last day of the period by reference to which it was determined; and the payment shall be made to the Owner.

6	Any such interest which is not paid at the end of the period by reference to which it was determined shall thereupon be compounded.
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SCHEDULE 3
FORM OF PROTOCOL OF DELIVERY AND ACCEPTANCE
PROTOCOL OF DELIVERY AND ACCEPTANCE UNDER BAREBOAT CHARTER
FOR M.V. “CASTELLANI”
m.v. “Castellani” with IMO no. 9602409 (the “Vessel”) was delivered to and accepted by Kahuna Owners Inc. as charterers of the Vessel, pursuant to the Bareboat Charter dated [• l and made with Hai Kuo Shipping 1622 Limited as Owners of the Vessel, at[•] hours([•] Time) on[•] at[•].

for and on behalf of	for and on behalf of
Kahuna Owners Inc.	Hai Kuo Shipping 1622 Limited

Name:	Name:
Title:	Title:

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SCHEDULE 4
AMOUNTS UNDER PARAGRAPH (b) OF
THE DEFINITION OF TERMINATION SUM

	Time period during which this Charter is terminated		Amount (US$)
	Start Date (inclusive)	End Date (exclusive)	Castellani
1.	Actual Delivery Date	Date falling 3 months after the Actual Delivery Date	12,300,000
2.	Date falling 3 months after the Actual Delivery Date	Date falling 6 months after the Actual Delivery Date	12,095,000
3.	Date falling 6 months after the Actual Delivery Date	Date falling 9 months after the Actual Delivery Date	11,890,000
4.	Date falling 9 months after the Actual Delivery Date	Date falling 12 months after the Actual Delivery Date	11,685,000
5.	Date falling 12 months after the Actual Delivery Date	Date falling 15 months after the Actual Delivery Date	11,480,000
6.	Date falling 15 months after the Actual Delivery Date	Date falling 18 months after the Actual Delivery Date	11,275,000
7.	Date falling 18 months after the Actual Delivery Date	Date falling 21 months after the Actual Delivery Date	11,070,000
8.	Date falling 21 months after the Actual Delivery Date	Date falling 24 months after the Actual Delivery Date	10,865,000
9.	Date falling 24 months after the Actual Delivery Date	Date falling 27 months after the Actual Delivery Date	10,660,000
10.	Date falling 27 months after the Actual Delivery Date	Date falling 30 months after the Actual Delivery Date	10,455,000
11.	Date falling 30 months after the Actual Delivery Date	Date falling 33 months after the Actual Delivery Date	10,250,000
12.	Date falling 33 months after the Actual Delivery Date	Date falling 36 months after the Actual Delivery Date	10,045,000
13.	Date falling 36 months after the Actual Delivery Date	Date falling 39 months after the Actual Delivery Date	9,840,000
14.	Date falling 39 months after the Actual Delivery Date	Date falling 42 months after the Actual Delivery Date	9,635,000

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15.	Date falling 42 months after the Actual Delivery Date	Date falling 45 months after the Actual Delivery Date	9,430,000
16.	Date falling 45 months after the Actual Delivery Date	Date falling 48 months after the Actual Delivery Date	9,225,000
17.	Date falling 48 months after the Actual Delivery Date	Date falling 54 months after the Actual Delivery Date	9,020,000
18.	Date falling 51 months after the Actual Delivery Date	Date falling 54 months after the Actual Delivery Date	8,815,000
19.	Date falling 54 months after the Actual Delivery Date	Date falling 57 months after the Actual Delivery Date	8,610,000
20.	Date falling 57 months after the Actual Delivery Date	Date falling 60 months after the Actual Delivery Date	8,405,000
21.	Date falling 60 months after the Actual Delivery Date	Date falling 63 months after the Actual Delivery Date	8,200,000
22.	Date falling 63 months after the Actual Delivery Date	Date falling 66 months after the Actual Delivery Date	7,995,000
23.	Date falling 66 months after the Actual Delivery Date	Date falling 69 months after the Actual Delivery Date	7,790,000
24.	Date falling 69 months after the Actual Delivery Date	Date falling 72 months after the Actual Delivery Date	7,585,000
25.	Date falling 72 months after the Actual Delivery Date	Date falling 75 months after the Actual Delivery Date	7,380,000
26.	Date falling 75 months after the Actual Delivery Date	Date falling 78 months after the Actual Delivery Date	7,175,000
27.	Date falling 78 months after the Actual Delivery Date	Date falling 81 months after the Actual Delivery Date	6,970,000
28.	Date falling 81 months after the Actual Delivery Date	Date falling 84 months after the Actual Delivery Date	6,765,000
29.	Date falling 84 months after the Actual Delivery Date	Date falling 87 months after the Actual Delivery Date	6,560,000
30.	Date falling 87 months after the Actual Delivery Date	Date falling 90 months after the Actual Delivery Date	6,355,000
31.	Date falling 90 months after the Actual Delivery Date	Date falling 93 months after the Actual Delivery Date	6,150,000
32.	Date falling 93 months after the Actual Delivery Date	Date falling 96 months after the Actual Delivery Date	5,945,000

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m.v. “Castellani”

33.	Date falling 96 months after the Actual Delivery Date	0

BBC Rider Clause (Castellani) (20180426)

m.v. “Castellani”

SCHEDULE 5
EXISTING LEGAL PROCEEDINGS
1.
An investigation was carried out by Chinese authorities in connection with an alleged collision of the vessel Catalina with a fishing boat while enroute to Indonesia on May 7, 2016. The vessel remained detained in Ningbo, China and was released during July 2016. Following determination of the Chinese Maritime authorities on the apportionment of inter ship liability, the P&I Club proceeded with the settlement of the property damage claim of the owners of the fishing boat. Crew claims were separately settled by such club. The criminal proceedings in relation to such case are now closed.

2.
HPOR Servicos De Consultaria Ltda (“HPOR”) on September 1, 2016 commenced London arbitration references against, among others, the Guarantor, seeking payment of certain commissions that HPOR is alleging were due by, amongst others, the Guarantor for certain agency and marketing services provided for the Ocean Rig Mykonos and the Ocean Rig Corcovado drilling units. The Guarantor is disputing such allegations and have counterclaimed repayment of the commission already paid to HPOR. On March 7, 2018, the Tribunal issued awards in each of the references disallowing HPOR’s claims and allowing the counterclaims brought by the Guarantor. HPOR has since filed an application with the Court of Appeals in the U.K. for leave to appeal the arbitration awards.

3.
On July 4, 2017, the Guarantor announced that the Guarantor and Mr. Economou had been named as defendants in a lawsuit filed in High Court of the Republic of the Marshall Islands (Civil Action No. 2017-131) by Michael Sammons alleging, in relevant part, breaches of fiduciary duty, unjust enrichment, and conflict of interest. The plaintiff sought, among other things, a temporary restraining order and preliminary injunction to suspend any further issuances of our new shares of commons stock by the Guarantor at a price per share below the price specified by the plaintiff in the complaint, as well as certain other compensatory and punitive damages specified in the complaint. On July 24, 2017, the High Court of the Marshall Islands (the “Court”) issued an order denying plaintiff’s motion for a preliminary injunction. On August I 0, 2017, the plaintiff filed a first amended complaint that added a new plaintiff, and was styled as a direct action only, alleging three new counts for breach of fiduciary duties and constructive fraud, and removing certain of the counts asserted in the original complaint. The plaintiffs requested to proceed prose and on August 16, 2017, the Court granted a motion to withdraw filed by plaintiffs’ counsel. On August 22, 2017, now actingpra se, plaintiffs filed a motion for leave to file a second amended complaint, making certain changes to the allegations of the first amended complaint and propounding an additional count for breach of fiduciary duties. The most recent complaint seeks compensatory damages of $1.56 million and treble punitive damages of $4.68 million against Mr. Economou, and requests injunctive and equitable relief against the Guarantor. The Guarantor and Mr. Economou believe the complaint, as amended, to be without merit and filed motions to dismiss the second amended complaint. At the oral argument on defendants’ motions to dismiss, held on February 2, 2018, the Court announced that it was inclined to grant both motions to dismiss, and directed the parties to submit proposed orders on or before February 23, 2018. The Court stated that after the Court received and reviewed all timely proposed orders, it would issue final decisions in writing. On February 26, 2018, plaintiff filed a motion for voluntary dismissal without prejudice. On March 6, 2018, defendants filed a joint opposition to plaintiff’s motion for voluntary dismissal and moved to strike plaintiff’s notice of dismissal and for the entry of dismissal with prejudice, which plaintiff

BBC Rider Clause (Castellani) (20180426)

m.v. “Castellani”

opposed. The Court issued acknowledgement of voluntary dismissal without prejudice on March 8, 2018. Plaintiff filed a new action in the Western District of Texas on February 27, 2018, styled as Sammons v. Economou, No. 5:18-cv-00194 (W.D. Tex.). To the best of the Guarantor’s knowledge after due enquiry and investigation, the complaint is without merit and intend to contest the allegations in the Texas action.
4.
On August 2, 2017, a purported class action complaint was filed in the United States District Court for the Eastern District of New York (No. 17-cv-04547) by Herbert Silverberg on behalf of himself and all others similarly situated against, among others, the Guarantor and two of the Guarantor’s executive officers. The complaint alleges that the Guarantor and two of our executive officers violated Sections 9, lO(b) and/or 20(a) of the Securities Exchange Act of 1934 and Rule !0b-5 promulgated thereunder. The Guarantor will respond to the complaint by the appropriate deadline to be set in the future, which is presently set at May 25, 2018. To the best of the Guarantor’s knowledge after due enquiry and investigation, the complaint is without merit and plan to vigorously defend themselves against the allegations.

5.
On August 31, 2017, a complaint was filed in the High Court of the Republic of the Marshall Islands (Civil Action No. 2017- 198) by certain Ocean Rig Creditors against, among others, the Guarantor and two of its executive officers (who currently are directors) and TMS Offshore Services. The complaint purports to allege nine causes of action, including claims for avoidance and recovery of actual and/or constructive fraudulent conveyances under common law or 6 Del. Code §§ 1304(A)(l), 1305, 1307, and 1308; aiding and abetting fraudulent conveyances; and declaratory judgment under 30 MIRC § 202. The Guarantor (and all other defendants) moved to dismiss the case on October 31, 2017, and the motion has been briefed. In a scheduling conference held on February 14, 2018 in the Marshall Islands, the Court scheduled oral argument to proceed on June 6, 2018. The Guarantor is not in a position at this time to express an opinion as to the ultimate outcome of this matter, or to provide an estimate on the amount or range of any potential loss. To the best of the Guarantor’s knowledge after making due enquiry and investigation, the allegations are frivolous and without merit.

Ocean Rig has funded a preserved claims trust (the “PCT”). The PCT was established to preserve, for the benefit of scheme creditors, any causes of action held by Ocean Rig, Agon Shipping Inc. and/or Ocean Rig Investments Inc. arising from the facts and circumstances identified in the draft complaint prepared by certain of Ocean Rig Creditors. If the trustees under the PCT determine that there is merit to any such claims, the trustees may take legal action for the benefit of all of the scheme creditors in the restructuring.
The Guarantor received a subpoena from the US Securities and Exchange Commission requesting certain documents and information from the Guarantor in connection with offerings made by the Guarantor between June 2016 and July 2017. The Guarantor is providing the requested information to the SEC.
6.
During September 2017, the vessels Majorca and Marbella experienced two grounding incidents with approximately total off-hire days of 82 days and 33 days, respectively, while the total recoverable cost is estimated to be $1.8 million and $0.6 million, respectively, which will be covered by the Guarantor’s H&M insurers.

Notes:
BBC Rider Clause (Castellani) (20180426)

m.v. “Castellani”

a.	None of the above-stated legal proceedings have any connection with the Vessel or the Obligors (other than the Guarantor).
b.	None of the above-stated legal proceedings would potentially attract criminal or other liability other than pecuniary civil liability.
BBC Rider Clause (Castellani) (20180426)

m.v. “Castellani”

SIGNATURE PAGE

OWNERS
SIGNED for and on behalf of	)
HAI KUO SHIPPING 1622 LIMITED	)
by its duly appointed attorney-in-fact	)
Lee Kwok Chun	)	/s/ Lee Kwok Chun
pursuant to its power attorney	)
dated 4 May 2018)
in the presence of	)

Signature of witness:
Name:
Title:

CHARTERERS
EXECUTED and DELIVERED as a DEED	)
For and on behalf of	)
KAHUNA OWNERS INC.	)
by its duly appointed attorney-in-fact	)
)
pursuant to its power attorney	)
dated	)
in the presence of	)

Signature of witness:
Name:
Title:

BBC Rider Clause (Castellani) (20180426)

m.v. “Castellani”

SIGNATURE PAGE

OWNERS
SIGNED for and on behalf of	)
HAI KUO SHIPPING 1622 LIMITED	)
by its duly appointed attorney-in-fact	)
pursuant to its power attorney	)
dated	)
in the presence of	)

Signature of witness:
Name:
Title:

CHARTERERS
EXECUTED and DELIVERED as a DEED	)
For and on behalf of	)
KAHUNA OWNERS INC.	)
by its duly appointed attorney-in-fact	)
Savvas Tournis	)	/s/ Savvas Tournis
pursuant to its power attorney	)
dated 27 April 2018)
in the presence of	)

/s/ Anastasia G. Pavli
Signature of witness:
Name:
Title:

Anastasia G. Pavli
Attorney-at-Law
52 Ag. Konstantinou Street – 151 24 Marousi
Athen, Greece
Tel: +30 2106140580

BBC Rider Clause (Castellani) (20180426)